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                                                                   Exhibit 99.15

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

--------------------------------------------------------------------------------
                    Subject to Completion, Dated [ ], 199[ ]


              Prospectus Supplement to Prospectus Dated [ ], 199[ ]

                    DEALER FLOORPLAN MASTER TRUST, 199[ ]-[ ]

   $[ ] [(Approximate)] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] [Class A] Asset Backed [Senior/Subordinate] Certificates, Series 199[ ]-[ ]

  [$[ ] [(Approximate)] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] [Class B] Asset Backed [Senior/Subordinate] Certificates, Series 199[ ]-[ ]]

                 Asset Backed Securities Corporation, Depositor

    Seller [and Servicer] Name], as Seller [and Servicer] of the Receivables
                          [Servicer Name, as Servicer]


                  The [ %] [Floating Rate][Adjustable Rate] [Variable Rate] [Class A] Asset Backed Certificates, Series 199[ ]-[ ] (the "[Class A] Certificates") [and the] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] [Class B] Asset Backed Certificates, Series 199[ ]-[ ] (the "[Class B] Certificates," and together with the Class [A] Certificates, the "Certificates")] offered hereby represent fractional undivided interests in the Dealer Floorplan Master Trust, 199[ ]-[ ] (the "Trust") formed pursuant to a [Master] Pooling and Servicing Agreement among [Servicer Name,] [(the "Servicer"),] [Seller [and Servicer] Name], (the "Seller"), Asset Backed Securities Corporation, (the "Depositor") and [Trustee Name], as trustee (the "Trustee") (the "Agreement"). The property of the Trust includes,

                                               (Continued on the following page)

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE TRUSTEE, OR ANY AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("THE FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CONSIDER

LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                  Proceeds to
         Price to Public        Underwriting Discount           the Depositor(1)

Per [Class A] Certificate

[Per [Class B] Certificate]

Total
--------------------------------------------------------------------------------

(1) Before deduction of expenses payable by the Depositor, estimated to be $[ ].

                  The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be [delivered in book-entry form] [available for delivery] on or about [ ] through the facilities of [The Depository Trust Company] [CEDEL S.A.] [or] [Euroclear System]] [(at the offices of [ ____ ]]. [The Certificates will be offered in Europe and the United States of America.] ______________


                        UNDERWRITERS OF THE CERTIFICATES


                           CREDIT SUISSE FIRST BOSTON

              The date of this Prospectus Supplement is [ ], 199[ ]
                                ----------------

(Continued from previous page)


among other assets, a portfolio of wholesale receivables (the "Receivables") generated or to be generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers ("Dealers") to finance their automobile and light truck inventory, all monies due in payment of the Receivables and collections thereon and certain related property, as described more fully herein. The [Seller] [Depositor] will own the remaining undivided interest in the Trust not represented by the Certificates and the other certificates or interests issued by the Trust. [The Trust will also issue the Collateral Interest (as defined herein), [an uncertificated] undivided interest in certain assets of the Trust and certain other property described herein, which will be subordinated to the Certificates as described herein and will be issued in the initial amount of $[ ______ ].] [The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to fund payments with respect to the Class A Certificates to the extent described herein. No principal payments will be made in respect of the Class B Certificates until the final principal payment has been made in respect of the Class A Certificates.] The Depositor [has offered] [from time to time may offer] other series of certificates that evidence undivided interests in the Trust which may have terms significantly different from the Certificates. The issuance of additional series of certificates may impact the timing or amount of payments received by the holders of the Certificates.



                  [Only the [Class A] Certificates [and the [Class B] Certificates] are being offered hereby.]



                  Interest will accrue on the [Class A] Certificates at the rate of [[ ]% per annum] [insert Class A Certificate Rate formula] (the "[Class A] Certificate Rate"). [Interest will accrue on the [Class B] Certificates at the rate of [[ ]% per annum] [insert [Class B] Certificate Rate formula] (the "[Class B] Certificate Rate").] Interest with respect to the Certificates will be distributed on the [ ] day of each [month] [quarter] [semi-annual period] (an "Interest Period") (or if such a day is not a business day, the next succeeding business day) commencing on [ ____ ] and on each [ ____ ] thereafter (each a "Distribution Date").



                  Principal with respect to the [Class A] Certificates is scheduled to be paid on the [ ____ ], 199[ ] Distribution Date, but may be paid earlier or later under certain circumstances described herein. [Principal with respect to the [Class B] Certificates is scheduled to be paid on the [ ____ ], 199[ ] Distribution Date, but may be paid earlier or later under circumstances described herein.] See "MATURITY CONSIDERATIONS" and "SERIES PROVISIONS -- Pay Out Events" herein. [Principal payments will not be made in respect of the [Class B] Certificates until the final principal payment has been paid in respect of the [Class A] Certificates.] See -- "DESCRIPTION OF THE CERTIFICATES -- Principal Payments" herein.



                  The termination date for the Certificates is the [ ____ ], [ ] Distribution Date (the "Termination Date"). The first Distribution Date with respect to the Certificates is the [ ____ ], 199[ ] Distribution Date.



                  The Certificates initially will be represented by certificates which will be [registered in the name of the Cede & Co., the nominee of The Depository Trust Company] [definitive certificates]. The interests of holders of beneficial interests in the Certificates will be [represented by book-entries on the records of The Depository Trust Company and participating members thereof] [registered on the Certificates]. [Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES -- Definitive Certificates" in the Prospectus.]

                  THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF ASSET BACKED CERTIFICATES BEING OFFERED BY ASSET BACKED SECURITIES CORPORATION FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED [ ____ ], 199[ ]. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. [NON-U.S. INVESTORS ARE ALSO URGED TO READ THE GLOBAL PROSPECTUS SUPPLEMENT.] SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS [AND, IF A NON-U.S. PURCHASER, THE GLOBAL PROSPECTUS SUPPLEMENT]. THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT ARE NOT OBLIGATED, TO MAKE A MARKET IN THE CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

                  IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                  UNTIL _____, _____, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

                  The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                     SUMMARY

                  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement or in the Glossary of Terms in the Prospectus.

Trust                                                Dealer Floorplan Master
                                                   Trust (the "Trust").

Title of Securities                                 $[ ____ ] [ %][Floating
                                                   Rate][Adjustable Rate]
                                                   [Variable Rate] [Class A]
                                                   Asset Backed Certificates,
                                                   Series 199[ ]-[ ] (the
                                                   "[Class A] Certificates")
                                                   [;and $[ ] [ %][Floating
                                                   Rate] [Adjustable Rate]
                                                   [Variable Rate] [Class B]
                                                   Asset Backed Certificates,
                                                   Series 199[ ]-[ ] (the
                                                   "[Class B] Certificates," and
                                                   together with [Class A]
                                                   Certificates, the
                                                   "Certificates")].



Initial Invested Amount                              $[   ] (the "Initial
                                                    invested Amount").

[[Class A] Initial Invested Amount                   $[   ] (the "[Class A]
                                                    Initial Invested Amount").]

[[Class B] Initial Invested Amount                   $[ ] (the "[Class B]
                                                    Initial Invested Amount").]

[Collateral Initial Invested Amount                  $[ ] ("the Collateral
                                                   Initial Invested Amount").]

[Initial Cash Collateral Amount                      $[  ] ("the Initial Cash
                                                   Collateral Amount").]

[Required Seller's Amount                            For any date [ ]% of the
                                                   Invested Amount ("Required
                                                   Seller's Amount").]

[Class A] Certificate Rate                           The [Class A] Certificate
                                                   Rate for an Interest Period
                                                   will be a rate per annum
                                                   equal to [insert Class A
                                                   Certificate Rate formula] for
                                                   a period of [one] [three]
                                                   [six] months [(or following a
                                                   Pay Out Event, for a period
                                                   of one month)].



[[Class B] Certificate Rate                          The [Class B] Certificate
                                                   Rate for an Interest Period
                                                   will be a rate per annum
                                                   equal to [insert Class B
                                                   Certificate Rate formula] for
                                                   a period of [one] [three]
                                                   [six] months [(or following a
                                                   Pay Out Event, for a period
                                                   of one month)].]



Interest Payment Dates                               The [ ] day of each [month]
                                                   [quarter] [semi-annual
                                                   period] (an "Interest
                                                   Period") (or if any such day
                                                   is not a business day, the
                                                   next succeeding business
                                                   day), commencing on the
                                                  [ ____ ], 199[ ] Distribution
                                                   Date.

Risk Factors                                         For a discussion of risk
                                                   factors that should be
                                                   considered in respect of an
                                                   investment in the
                                                   Certificates, see "Risk
                                                   Factors" herein an in the
                                                   Prospectus.



[Class A] [Controlled Amortization Amount]
   [Controlled Accumulation Amount]                  For each Distribution Date
                                                   with respect to the [Class A]
                                                   [Controlled Amortization]
                                                   [Accumulation] Period, $[ ]
                                                   [; except that if the
                                                   commencement of the [Class A]
                                                   Controlled Accumulation
                                                   Period is delayed as
                                                   described herein under
                                                   "SERIES PROVISIONS --
                                                   Principal Payments," the
                                                   [Class A] Controlled
                                                   Accumulation Amount for each
                                                   Distribution Date with
                                                   respect to the [Class A]
                                                   Accumulation Period will be
                                                   determined as described under
                                                   "DESCRIPTION OF THE
                                                   CERTIFICATES -- Application
                                                   of Collections -- Payments of
                                                   Principal."]



                                                     In general, on each
                                                   Distribution Date during the
                                                   [Class A] [Accumulation
                                                   Period] [Controlled
                                                   Amortization Period],
                                                   collections of Principal
                                                   Receivables and certain other
                                                   amounts allocable to the
                                                   [Class A] Certificateholders'
                                                   Interest will be [deposited
                                                   in the Principal Funding
                                                   Account] [distributed to the
                                                   [Class A] Certificateholders
                                                   as repayment of principal
                                                   with respect to the [Class A]
                                                   Certificates], in an amount
                                                   equal to the [Controlled
                                                   Accumulation Amount]
                                                   [Controlled Amortization
                                                   Amount] and any [Controlled
                                                   Accumulation Amount]
                                                   [Controlled Amortization
                                                   Amount] previously due but
                                                   not [paid to
                                                   Certificateholders]
                                                   [deposited in the Principal
                                                   Funding Account] on a prior
                                                   Distribution Date.

                                                   [On each Distribution Date
                                                   with respect to the [Class B]
                                                   [Controlled Amortization
                                                   Period] [Accumulation Period]
                                                   [which shall commence after
                                                   the principal amount of the
                                                   [Class A] Certificates has
                                                   been paid in full]
                                                   collections of Principal
                                                   Receivables and certain other
                                                   amounts allocable to the
                                                   [Class B] Certificateholders'
                                                   Interest will be [deposited
                                                   in the Principal Funding
                                                   Account] [distributed to the
                                                   [Class B] Certificateholders
                                                   as a repayment of principal
                                                   with respect to the [Class B]
                                                   Certificates], in an amount
                                                   equal to the [Controlled
                                                   Amortization Amount]
                                                   [Controlled Accumulation
                                                   Amount] and any [Controlled
                                                   Amortization Amount]
                                                   [Controlled Accumulation
                                                   Amount] previously due but
                                                   not [paid to [Class B]
                                                   Certificateholders]
                                                   [deposited in the Principal
                                                   Funding Account] on a prior
                                                   Distribution Date.]

                                                   [On the earlier to occur of a
                                                   Pay Out Event or the Expected
                                                   Final Payment Date, amounts
                                                   on deposit in the

                                                     Principal Funding Account
                                                   will be distributed to
                                                   Certificateholders as a
                                                   repayment of principal in
                                                   respect of the Certificates.]



[Class A] Expected Final Payment Date                The [ ], 199[ ]
                                                    Distribution Date.

[Class B Expected Final Payment Date                 The [ ], 199[ ]
                                                    Distribution Date.]

Cut-Off Date                                         [ ], 199[ ].

Issuance Date                                        [ ], 199[ ].

The Certificates; the Collateral Interest            Each of the Certificates
                                                   offered hereby represents an
                                                   undivided interest in the
                                                   Trust. [The portion of the
                                                   Trust assets allocated to the
                                                   Certificates will be further
                                                   allocated among] [the
                                                   interests of the holders (the
                                                   "Class A Certificateholders")
                                                   of the Class A Certificates
                                                   (the "Class A
                                                   Certificateholders'
                                                   Interest"), and the interests
                                                   of the holders (the "Class B
                                                   Certificateholders") of the
                                                   Class B Certificates (the
                                                   "Class B Certificateholders'
                                                   Interest")] [and the interest
                                                   of the holders of the
                                                   [Seller's] Certificate (the
                                                   "[Seller's] Interest"), as
                                                   described below]. [The Class
                                                   A Certificateholders and the
                                                   Class B Certificateholders
                                                   are sometimes collectively
                                                   referred to herein as the
                                                   Certificateholders.] [The
                                                   Class A Certificateholders'
                                                   Interest and the Class B
                                                   Certificateholders' Interest
                                                   are sometimes collectively
                                                   referred to herein as the
                                                   "Certificateholders'
                                                   Interest".]



                                                   [In addition, an undivided
                                                   interest in the Trust (the
                                                   "Collateral Interest") in the
                                                   initial amount of $[ ] (an
                                                   amount that represents [ ]%
                                                   of the sum of the Initial
                                                   Invested Amount and the
                                                   Initial Collateral Invested
                                                   Amount) constitutes the
                                                   "Credit Enhancement" for the
                                                   Certificates. The provider of
                                                   such Credit Enhancement is
                                                   the "Collateral Interest
                                                   Holder."]

                                                   The principal amount of the
                                                   [Class A] Certificateholders'
                                                   Interest [and the Class B
                                                   Certificateholders' Interest]
                                                   will remain fixed at the
                                                   aggregate initial principal
                                                   amount of the [Class A]
                                                   Certificates [and the Class B
                                                   Certificates, respectively,]
                                                   except as otherwise provided
                                                   herein. [The Class B
                                                   Certificateholders' Interest
                                                   will decline in certain
                                                   circumstances as a result of
                                                   (a) the allocation to the
                                                   Class B Certificateholders'
                                                   Interest of Defaulted Amounts
                                                   otherwise allocable to the
                                                   Class A Certificateholders'
                                                   Interest and (b) the
                                                   reallocation of collections
                                                   of Principal Receivables
                                                   otherwise allocable to the
                                                   Class B Certificateholders'
                                                   Interest to fund certain
                                                   payments in
                                                   respect of the Class A
                                                   Certificates. Any such
                                                   reductions in the Class B
                                                   Certificateholders' Interest
                                                   may be reimbursed out of
                                                   Excess Spread, if any, [and]
                                                   Excess Finance Charges
                                                   allocable to Series 199[ ]-
                                                   [ ] [, and certain amounts
                                                   withdrawn from the Cash
                                                   Collateral Account as
                                                   described herein].]


                                                   [During the Accumulation
                                                   Period, for the sole purpose
                                                   of allocating collections of
                                                   Finance Charge Receivables
                                                   and the Defaulted Amount with
                                                   respect to each Monthly
                                                   Period, the [Class A]
                                                   Certificateholders' Interest
                                                   [and (after the Class B
                                                   Principal Commencement Date)
                                                   the Class B
                                                   Certificateholders' Interest]
                                                   will be further reduced by
                                                   the amount [on deposit in the
                                                   Principal Funding Account]
                                                   (as so reduced, [the "Class A
                                                   Adjusted Invested Amount" and
                                                   the "Class B Adjusted
                                                   Invested Amount,"
                                                   respectively, and
                                                   collectively,] the "Adjusted
                                                   Invested Amount").]

                                                   [During the Controlled
                                                   Amortization Period, for the
                                                   sole purpose of allocating
                                                   collections of Finance Charge
                                                   Receivables and the Defaulted
                                                   Amount with respect to each
                                                   Monthly Period, the [Class A]
                                                   Certificateholders' Interest
                                                   [and (after the Class B
                                                   Principal Commencement Date)
                                                   the Class B
                                                   Certificateholders' Interest]
                                                   will be further reduced as
                                                   principal is paid to the
                                                   Certificateholders (as so
                                                   reduced, [the "Class A
                                                   Adjusted Invested Amount" and
                                                   the "Class B Adjusted
                                                   Invested Amount,"
                                                   respectively, and
                                                   collectively,] the "Adjusted
                                                   Invested Amount").]

                                                   The Certificateholders'
                                                   Interest [and the Collateral
                                                   Interest] will include the
                                                   right to receive (but only to
                                                   the extent needed to make
                                                   required payments under the
                                                   Agreement and the Series
                                                   Supplement and subject to any
                                                   reallocation of such amounts
                                                   as described herein) varying
                                                   percentages of the
                                                   collections of Finance Charge
                                                   Receivables and Principal
                                                   Receivables and will be
                                                   allocated a varying
                                                   percentage of the Defaulted
                                                   Amount with respect to each
                                                   Monthly Period. Finance
                                                   Charge Receivables
                                                   collections and the Defaulted
                                                   Amount will be allocated to
                                                   the Certificates based on the
                                                   Floating Allocation
                                                   Percentage. [Such amounts
                                                   will be further allocated to
                                                   the Class A Certificates and
                                                   the Class B Certificates
                                                   based on the Class A Floating
                                                   Percentage and the Class B
                                                   Floating Percentage,
                                                   respectively.] Collections of
                                                   Principal Receivables will be
                                                   allocated to the Certificates
                                                   based on the Principal
                                                   Allocation Percentage. Such
                                                   percentage will vary
                                                   depending on whether the

                                                   Certificates are in their
                                                   Revolving Period,
                                                   [Accumulation Period]
                                                   [Controlled Amortization
                                                   Period] or Rapid Amortization
                                                   Period. See also "DESCRIPTION
                                                   OF THE CERTIFICATES --
                                                   Allocation Percentages"
                                                   herein. [Such amounts will be
                                                   further allocated to the
                                                   Class A Certificates and the
                                                   Class B Certificates as
                                                   described herein. See
                                                   "DESCRIPTION OF THE
                                                   CERTIFICATES -- Allocation
                                                   Percentages" herein.]
                                                   [Following the occurrence of
                                                   a Pay Out Event and a
                                                   withdrawal of funds from the
                                                   Cash Collateral Account, a
                                                   portion of the
                                                   Certificateholders' Interest
                                                   (corresponding to the
                                                   aggregate amount of such
                                                   withdrawal) will be allocated
                                                   to the Cash Collateral
                                                   Depositor.]

[Issuance of Additional Certificates]                [After the completion of
                                                   the offering made hereby, the
                                                   Depositor may cause the
                                                   Trustee to issue additional
                                                   Certificates of Series 199[]-
                                                   [ ] ("Additional
                                                   Certificates") from time to
                                                   time during the Revolving
                                                   Period, provided that certain
                                                   conditions described herein
                                                   under "DESCRIPTION OF THE
                                                   CERTIFICATES -- Issuance of
                                                   Additional Certificates" are
                                                   met. In connection with each
                                                   Issuance of Additional
                                                   Certificates, the outstanding
                                                   principal amounts of the
                                                   [Class A] Certificates [and
                                                   the Class B Certificates]
                                                   [and the aggregate amount of
                                                   the Collateral Interest] will
                                                   be increased pro rata. When
                                                   issued, the Additional
                                                   Certificates [of a class]
                                                   will be identical in all
                                                   respects to the other
                                                   outstanding Certificates [of
                                                   that class]. See "DESCRIPTION
                                                   OF THE CERTIFICATES --
                                                   Issuance of Additional
                                                   Certificates" herein.]



Receivables                                         The Receivables arise in
                                                   Accounts that have been
                                                   selected from the Seller's
                                                   portfolio based on selection
                                                   criteria provided in the
                                                   Agreement as applied on [ ],
                                                   199[ ] (the "Initial Cut-Off
                                                   Date"). The aggregate amount
                                                   of Receivables in the
                                                   Accounts as of the Initial
                                                   Cut-Off Date was $[ ],
                                                   comprised of $[ ] of
                                                   principal receivables (the
                                                   "Principal Receivables") and
                                                   $[ ] of finance charge
                                                   receivables (the "Finance
                                                   Charge Receivables").



                                                   The aggregate undivided
                                                   interest in the Principal
                                                   Receivables evidenced by the
                                                   Certificates will never
                                                   exceed the Investor Amount,
                                                   regardless of the total
                                                   amount of Principal
                                                   Receivables at any time in
                                                   the Trust.

                                                   [On [ ], 199[ ] (the "Closing
                                                   Date"), the Depositor will
                                                   purchase Receivables (the
                                                   "[Initial] Receivables")
                                                   having an aggregate principal
                                                   balance of approximately $[ ]
                                                   as of

                                                  [ ], 199[ ] (the "[Initial]
                                                  Cut-Off Date"), from the
                                                  Seller pursuant to an
                                                  Agreement to be dated as of [
                                                  ],199[ ].]


                                                   [On and following the Closing
                                                   Date, pursuant to the
                                                   Agreement, the Depositor will
                                                   be obligated, subject only to
                                                   the availability thereof, to
                                                   purchase from the Seller and
                                                   sell to the Trust, and the
                                                   Trust will be obligated to
                                                   purchase, subject to the
                                                   satisfaction of certain
                                                   conditions set forth therein,
                                                   additional Receivables
                                                   generated from Subsequent
                                                   Accounts (the "Subsequent
                                                   Receivables") from time to
                                                   time during the Funding
                                                   Period having an aggregate
                                                   principal balance equal to
                                                   approximately $[____] (such
                                                   amount being equal to an
                                                   amount on deposit in the Pre-
                                                   Funding Account (the
                                                   "Pre-Funding Amount") on the
                                                   Closing Date).The Depositor
                                                   will designate as a cut-off
                                                   date (each a "Subsequent
                                                   Cut-off Date") the date as of
                                                   which particular Subsequent
                                                   Receivables are conveyed to
                                                   the Trust. It is expected
                                                   that certain of the
                                                   Subsequent Receivables
                                                   arising between the Initial
                                                   Cut-off Date and the Closing
                                                   Date will be conveyed to the
                                                   Trust on the Closing Date and
                                                   that other Subsequent
                                                   Receivables will be conveyed
                                                   to the Trust as frequently as
                                                   daily thereafter on dates
                                                   specified by the [Depositor]
                                                   [Seller] (each date on which
                                                   Subsequent Receivables are
                                                   conveyed to the Trust being
                                                   referred to as a "Subsequent
                                                   Transfer Date") occurring
                                                   during the Funding Period.]

                                                   [The [Initial] Receivables
                                                   will be selected[, and the
                                                   Subsequent Receivables will
                                                   be selected,] from the
                                                   Receivables owned by the
                                                   Seller based on the criteria
                                                   specified in the Agreement
                                                   and described herein.]

                                                   Subsequent Receivables may be
                                                   originated at a later date
                                                   using credit criteria
                                                   different from those which
                                                   were applied to the Initial
                                                   Receivables and may be of a
                                                   different credit quality and
                                                   seasoning. In addition,
                                                   following the transfer of
                                                   Subsequent Receivables to the
                                                   Trust, the characteristics of
                                                   the entire pool of
                                                   Receivables included in the
                                                   Trust may vary significantly
                                                   from those of the Initial
                                                   Receivables.

Denominations                                        The Certificates will be
                                                   offered for purchase in
                                                   denominations of [$1,000] and
                                                   integral multiples thereof,
                                                   [except that one Certificate
                                                   may be issued in a
                                                   denomination that is not an
                                                   integral multiple of $1,000].
                                                   [Except in certain limited
                                                   circumstances as described in
                                                   the Prospectus under
                                                   "DESCRIPTION OF THE
                                                   CERTIFICATES -- Definitive
                                                   Certificates," the

                                                   Certificates will [only] be
                                                   available in [book-entry]
                                                   [or] [definitive] form.]



[Registration of Certificates                        The Certificates initially
                                                   will be issued in book-entry
                                                   form. Persons acquiring
                                                   beneficial ownership
                                                   interests in the Certificates
                                                   ("Certificate Owners") may
                                                   elect to hold their
                                                   Certificate interests through
                                                   [The Depository Trust Company
                                                   ("DTC"), in the United
                                                   States,] [or Centrale de
                                                   Livraison de Valeurs
                                                   Mobilieres S.A. ("CEDEL")]
                                                   [or the Euroclear System
                                                   ("Euroclear")] in
                                                   Europe].Transfers within
                                                   [DTC], [CEDEL] [or]
                                                   [Euroclear], [as the case may
                                                   be,] will be in accordance
                                                   with the usual rules and
                                                   operating procedures of the
                                                   relevant system. The
                                                   Certificates will be
                                                   evidenced by one or more
                                                   Certificates registered in
                                                   the name of [Cede & Co.
                                                   ("Cede"), as the nominee of
                                                   DTC] [or] [one of the
                                                   relevant depositaries
                                                   (collectively, the "European
                                                   Depositaries")].[Cross-
                                                   market transfers between
                                                   persons holding directly or
                                                   indirectly through DTC, on
                                                   the one hand, and
                                                   counterparties holding
                                                   directly or indirectly
                                                   through CEDEL or Euroclear,
                                                   on the other, will be
                                                   effected in DTC through
                                                   [Citibank N.A. ("Citibank")]
                                                   or [Morgan Guaranty Trust
                                                   Company of New York
                                                   ("Morgan")], the relevant
                                                   depositaries of [CEDEL] [or]
                                                   [Euroclear,] [respectively,]
                                                   and each a participating
                                                   member of DTC.] [The
                                                   Certificates will be
                                                   registered in the name of
                                                   Cede & Co.] [The interests of
                                                   the Certificateholders will
                                                   be represented by
                                                   book-entries on the records
                                                   of DTC and participating
                                                   members thereof.] No
                                                   Certificate Owner will be
                                                   entitled to receive a
                                                   definitive certificate
                                                   representing such person's
                                                   interest, except in the event
                                                   that Definitive Certificates
                                                   (as defined herein) are
                                                   issued under the limited
                                                   circumstances described
                                                   herein.]



                                                     [All references in this
                                                   Prospectus Supplement to any
                                                   Certificates reflect the
                                                   rights of Certificate Owners
                                                   only as such rights may be
                                                   exercised through DTC and its
                                                   participating organizations
                                                   for so long as such
                                                   Certificates are held by DTC.
                                                   See "RISK FACTORS --
                                                   Book-Entry Certificates" in
                                                   the Prospectus.]

Depositor                                            Asset Backed Securities
                                                   Corporation.

[Seller                                              Insert information
                                                   regarding Seller.]

[Servicer                                            Insert information
                                                   regarding Servicer, if
                                                   different from the Seller.]

Servicing Fee                                       The Servicing Fee Rate for
                                                  the Certificates [shall be
                                                  [ %] per annum] [shall be,
                                                  with respect to any
                                                  Distribution Date, equal to
                                                  one-twelfth of the product of
                                                  [ %] and [the sum of] the
                                                  Adjusted Invested Amount [and
                                                  the [Collateral] Invested
                                                  Amount], as of the last day of
                                                  the Monthly Period preceding
                                                  such Distribution Date]. The
                                                  [Class A] Servicing Fee, [and]
                                                  [the Class B Servicing fee]
                                                  [and] [the [Collateral]
                                                  Interest Servicing Fee] will
                                                  be paid on each Distribution
                                                  Date.



Revolving Period and
  [Controlled Amortization Period]
  [Accumulation Period]                             The "Revolving Period" with
                                                  respect to the Certificates
                                                  means the period from and
                                                  including the [Initial]
                                                  Cut-Off Date, to, but not
                                                  including, the earlier of (a)
                                                  the day on which the
                                                  [Controlled Amortization
                                                  Period] [Accumulation Period]
                                                  commences, and (b) in the
                                                  event that a Pay Out Event
                                                  shall occur, the day on which
                                                  the Rapid Amortization Period
                                                  commences.


                                                  [Unless a Pay Out Event
                                                  occurs and the Rapid
                                                  Amortization Period
                                                  commences, the Certificates
                                                  will have an accumulation
                                                  period (the "Accumulation
                                                  Period"), which will commence
                                                  at the close of business on
                                                  [ ], 199[ ]; provided, that
                                                  subject to the conditions set
                                                  forth herein, the day on
                                                  which the Revolving Period
                                                  ends and the Accumulation
                                                  Period begins may be delayed
                                                  to no later than the close of
                                                  business on [], 199[ ]. The
                                                  Accumulation Period will end
                                                  on the earliest of (a) the
                                                  commencement of a the Rapid
                                                  Amortization Period, (b)
                                                  payment in full of the
                                                  Invested Amount of the
                                                  Certificates and (c) the
                                                  Termination Date.]

                                                  [During the Accumulation
                                                  Period, until the
                                                  Certificates are paid in
                                                  full, collections of
                                                  Principal Receivables and
                                                  certain other amounts
                                                  allocable to the
                                                  Certificateholders' Interest
                                                  will be deposited on each
                                                  Distribution Date in a trust
                                                  account (the "Principal
                                                  Funding Account") and used to
                                                  make principal distributions
                                                  to the Certificateholders
                                                  when due.]

                                                  [The controlled amortization
                                                  period with respect to the
                                                  Certificates (the "Controlled
                                                  Amortization Period"), is
                                                  scheduled to commence at the
                                                  close of business on the last
                                                  day of the [ ]. The
                                                  Controlled Amortization
                                                  Period will end on the
                                                  earliest of (a) the
                                                  commencement of the Rapid
                                                  Amortization Period, (b) the
                                                  payment in full of the
                                                  Invested Amount or (c) the
                                                  Termination Date. In general,
                                                  on each Distribution Date
                                                  during the Controlled

                                                   Amortization Period,
                                                   collections of Principal
                                                   Receivables and certain other
                                                   amounts allocable to the
                                                   Certificateholders' Interest
                                                   will be distributed to the
                                                   Certificateholders as a
                                                   repayment of principal with
                                                   respect to the Certificates,
                                                   in a amount equal to the
                                                   Controlled Amortization
                                                   Amount and any Controlled
                                                   Amortization Amount
                                                   previously due but not paid
                                                   to Certificateholders on a
                                                   prior Distribution Date.]

                                                   During the Revolving Period,
                                                   no principal will be payable
                                                   with respect to the
                                                   Certificates; rather,
                                                   collections of Principal
                                                   Receivables and certain other
                                                   amounts (other than
                                                   Reallocated Principal
                                                   Receivables) otherwise
                                                   allocable to the
                                                   Certificateholders [will]
                                                   [may], subject to certain
                                                   limitations, be applied to
                                                   cover principal due to or for
                                                   the benefit of the
                                                   certificateholders of other
                                                   Series (Shared Principal
                                                   Collections"), or be paid
                                                   from the Trust to the holder
                                                   of the [Seller's] Certificate
                                                   to maintain the Certificate
                                                   holders' Interest in the
                                                   Trust.

                                                   [No principal will be payable
                                                   to the [Class A]
                                                   Certificateholders until the
                                                   [ ____ ], 199[ ] Distribution
                                                   Date (the "Expected Final
                                                   Payment Date"), or after the
                                                   occurrence of a Pay Out Event
                                                   and the commencement of the
                                                   Rapid Amortization Period,
                                                   the first Distribution Date
                                                   with respect to the Rapid
                                                   Amortization Period[. No
                                                   principal will be payable to
                                                   the [Class B]
                                                   Certificateholders until the
                                                   Class A Invested Amount has
                                                   been paid in full.] [No
                                                   principal will be payable to
                                                   the [Collateral] Interest
                                                   Holder until the [Class B]
                                                   Invested Amount has been paid
                                                   in full]; provided that
                                                   during the Revolving Period
                                                   or the [Controlled
                                                   Amortization Period]
                                                   [Accumulation Period],
                                                   certain collections of
                                                   Principal Receivables
                                                   allocable to the
                                                   Certificateholders' Interest
                                                   will be paid to the
                                                   [Collateral] Interest Holder
                                                   to the extent the
                                                   [Collateral] Invested Amount
                                                   exceeds the Required
                                                   [Collateral] Invested
                                                   Amount.]

                                                   [Funds on deposit in any
                                                   Principal Funding Account may
                                                   be invested in permitted
                                                   investments or subject to a
                                                   guaranteed rate or investment
                                                   contract or other arrangement
                                                   intended to assure a minimum
                                                   return on the investment of
                                                   such funds. Investment
                                                   earnings on such funds may be
                                                   applied to pay interest on
                                                   the Certificates.]

Additional Amounts Available to
  Certificateholders                               The [Class A] Required Amount
                                                   means, with respect to any
                                                   Distribution Date, the
                                                   amount, if any, by which the
                                                   sum of (i) current and
                                                   overdue [Class A] Monthly
                                                   Interest,

                                                   (ii) current and overdue
                                                   [Class A] Additional
                                                   Interest, (iii) current and
                                                   overdue [Class A] Servicing
                                                   Fee and (iv) the [Class A]
                                                   Default Amount with respect
                                                   to the related Distribution
                                                   Date exceeds [Class A]
                                                   Available Funds. If the
                                                   [Class A] Required Amount is
                                                   greater than zero, then
                                                   Excess Spread and Excess
                                                   Finance Charges allocable to
                                                   Series 199[ ]-[ ] will be
                                                   applied to fund the
                                                   deficiency. [If Excess Spread
                                                   and Excess Finance Charges
                                                   allocable to Series 199[ ]-
                                                   [  ] with respect to such
                                                   Distribution Date are
                                                   insufficient to fund the
                                                   [Class A] Required Amount,
                                                   then amounts, if any, on
                                                   deposit in the Cash
                                                   Collateral Account and
                                                   available to make payments
                                                   with respect to the [Class A]
                                                   Certificates with respect to
                                                   such Distribution Date will
                                                   then be used to fund the
                                                   remaining [Class A] Required
                                                   Amount.] [If [such amounts,
                                                   if any, on deposit in the
                                                   Cash Collateral Account and
                                                   available to make payments
                                                   with respect to the [Class A]
                                                   Certificates with respect to
                                                   such Distribution Date
                                                   (together with] Excess Spread
                                                   and Excess Finance Charges
                                                   with respect to such
                                                   Distribution Date[)] are
                                                   insufficient to fund the
                                                   remaining [Class A] Required
                                                   Amount, then Principal
                                                   Receivables allocable to the
                                                   [Class B] Invested Amount
                                                   with respect to the related
                                                   Monthly Period will be used
                                                   to fund the remaining [Class
                                                   A] Required Amount
                                                   ("Reallocated Principal
                                                   Receivables"). If such
                                                   Reallocated Principal
                                                   Receivables with respect to
                                                   such Monthly Period (together
                                                   with Excess Spread and Excess
                                                   Finance Charges [, and
                                                   amounts, if any, on deposit
                                                   in the Cash Collateral
                                                   Account] available to make
                                                   payments with respect to the
                                                   [Class A] Certificates) are
                                                   insufficient to fund the
                                                   remaining [Class A] Required
                                                   Amount for the related
                                                   Distribution Date, then a
                                                   portion of the [Collateral]
                                                   Invested Amount, if any, will
                                                   be reduced by the amount of
                                                   such deficiency (but not more
                                                   than the [Class A] Default
                                                   Amount for such Monthly
                                                   Period). [If such reduction
                                                   would cause the [Collateral]
                                                   Invested Amount to be reduced
                                                   below zero, then the
                                                   [Collateral] Invested Amount
                                                   will be reduced to zero and
                                                   the [Class B] Invested
                                                   amount, if any, will be
                                                   reduced by the amount by
                                                   which the [Collateral]
                                                   Invested Amount would have
                                                   been reduced below zero (but
                                                   not by more than the excess
                                                   of the [Class A] Default
                                                   Amount for such Monthly
                                                   Period over the amount of
                                                   such reduction in the
                                                   Collateral Invested Amount)
                                                   to avoid a charge-off with
                                                   respect to the [Class A]
                                                   Certificates. If the
                                                   [Collateral] Invested Amount
                                                   is reduced to zero and the
                                                   [Class B] Invested Amount
                                                   would be reduced to a
                                                   negative number, then the
                                                   [Class A] Invested amount
                                                   will be reduced (but not by
                                                   more than the excess, if any,
                                                   of the [Class A] Default
                                                   Amount for such Monthly
                                                   Period over the amount
                                                   of such reductions in the
                                                   [Collateral] Invested Amount
                                                   [and the [Class B] Invested
                                                   Amount] with respect to such
                                                   Monthly Period) (such
                                                   reduction, a "[Class A]
                                                   Charge-Off"). If the
                                                   [Collateral] Invested Amount
                                                   and the [Class B] Invested
                                                   Amount are reduced to zero,
                                                   then the [Class A]
                                                   Certificateholders will bear
                                                   directly the credit and other
                                                   risks associated with their
                                                   undivided interest in the
                                                   Trust. See "DESCRIPTION OF
                                                   THE CERTIFICATES --
                                                   Reallocation of Cash Flows;
                                                   [Class B] Invested Amount".



                                                   [The [Class B] Required
                                                   Amount means, with respect to
                                                   any Distribution Date, the
                                                   amount, if any, by which the
                                                   sum of (i) current and
                                                   overdue [Class B] Monthly
                                                   Interest, (ii) current and
                                                   overdue [Class B] Additional
                                                   Interest, (iii) current and
                                                   overdue [Class B] Servicing
                                                   Fee and (iv) the [Class B]
                                                   Default Amount, exceeds
                                                   [Class B] Available Funds
                                                   (the [Class B] Required
                                                   Amount together with the
                                                   [Class A] Required Amount
                                                   being the "Required Amount").
                                                   If the [Class B] Required
                                                   Amount is greater than zero,
                                                   then Excess Spread and Excess
                                                   Finance Charges allocable to
                                                   the Series 199[ ]-[ ] (and
                                                   not required to pay the
                                                   [Class A] Required Amount or
                                                   reimburse [Class A]
                                                   Charge-Offs) will be applied
                                                   to fund the deficiency. [If
                                                   Excess Spread and Excess
                                                   Finance Charges allocable to
                                                   Series 199[ ]-[ ] with
                                                   respect to such Distribution
                                                   Date and not required to pay
                                                   the [Class A] Required Amount
                                                   are less than the [Class B]
                                                   Required Amount, then the
                                                   amounts, if any, on deposit
                                                   in the Cash Collateral
                                                   Account and available to make
                                                   payments with respect to the
                                                   [Class B] Certificates with
                                                   respect to such Distribution
                                                   Date will be withdrawn and
                                                   applied to fund the [Class B]
                                                   Required Amount.] If
                                                   [amounts, if any, in deposit
                                                   in the Cash Collateral
                                                   Account and available to make
                                                   payments with respect to the
                                                   [Class B] Certificates with
                                                   respect to such Distribution
                                                   Date (together with] Excess
                                                   Spread and Excess Finance
                                                   Charges with respect to such
                                                   Distribution Date [)] are
                                                   insufficient to fund the
                                                   remaining [Class B] Required
                                                   Amount, then the [Collateral]
                                                   Invested Amount, if any, will
                                                   be reduced by the amount of
                                                   such deficiency (but not more
                                                   than the [Class B] Default
                                                   Amount for such Monthly
                                                   Period). If such reduction
                                                   would cause the [Collateral]
                                                   Invested Amount to be reduced
                                                   below zero, then the [Class
                                                   B] Invested amount will be
                                                   reduced by the amount by
                                                   which the [Collateral]
                                                   Invested Amount would have
                                                   been reduced below zero (but
                                                   not by more than the excess
                                                   of the [Class B] Default
                                                   Amount for such Monthly
                                                   Period over the reduction in
                                                   the [Collateral] Invested
                                                   Amount with respect to such
                                                   Monthly Period) (such
                                                   reduction, a "[Class B]
                                                   Charge-Off"). In the event of
                                                   a
                                                   reduction of the [Class B]
                                                   Invested Amount, the amount
                                                   of principal and interest
                                                   available to fund payments
                                                   with respect to the [Class B]
                                                   Certificates will be
                                                   decreased.]

[Subordination of the [Class B]
  Certificates                                       The fractional undivided
                                                   interest in the Trust
                                                   represented by the [Class B]
                                                   Certificates [and the
                                                   [Collateral] Interest] will
                                                   be subordinated to the extent
                                                   necessary to fund payments
                                                   with respect to the [Class A]
                                                   Certificateholders' Interests
                                                   until the final payment of
                                                   principal is made in respect
                                                   of the [Class A]
                                                   Certificates. In addition, as
                                                   more fully described herein,
                                                   the [Class B]
                                                   Certificateholders' Interest
                                                   may be reduced, thereby
                                                   reducing the amount of
                                                   principal and interest
                                                   payable to the [Class B]
                                                   Certificateholders, if the
                                                   portion of the Defaulted
                                                   Amount allocable to the
                                                   [Class A] Certificateholders'
                                                   Interest with respect to any
                                                   Distribution Date exceeds the
                                                   amount of Collections of
                                                   Finance Charge Receivables
                                                   and amounts available to be
                                                   withdrawn from the Cash
                                                   Collateral Account, in
                                                   respect of the [Class A]
                                                   Certificates on such
                                                   Distribution Date and applied
                                                   to reimburse such Defaulted
                                                   Receivables. Furthermore,
                                                   collections of Principal
                                                   Receivables allocable to the
                                                   [Class B] Certificateholders'
                                                   Interest ("Reallocated
                                                   Principal Receivables") with
                                                   respect to any Distribution
                                                   Date may be applied to cover
                                                   shortfalls in amounts
                                                   available to pay interest due
                                                   to the [Class A]
                                                   Certificateholders, the
                                                   [Class A] Servicing Fee and
                                                   the portion of the Defaulted
                                                   Amount allocable to the
                                                   [Class A] Certificateholders'
                                                   Interest with respect to such
                                                   Distribution Date. In the
                                                   event such Reallocated
                                                   Principal Receivables are
                                                   reallocated to the [Class A]
                                                   Certificates, the [Class B]
                                                   Invested Amount may be
                                                   reduced, thereby reducing the
                                                   amount of principal and
                                                   interest payable to the
                                                   [Class B]
                                                   Certificateholders.]



[Cash Collateral Account                             A cash collateral account
                                                   (the "Cash Collateral
                                                   Account") will be established
                                                   in the name of the Trustee
                                                   for the benefit of the
                                                   Certificateholders. The Cash
                                                   Collateral Account will be
                                                   funded on the Issuance Date
                                                   in the amount of at least $[]
                                                   or such higher amount as is
                                                   specified by any Rating
                                                   Agency (the "Initial Cash
                                                   Collateral Amount"), [of
                                                   which not less than $[ ] the
                                                   ("Initial Shared Collateral
                                                   Amount") will be for the
                                                   benefit of both the [Class A]
                                                   Certificates and the [Class
                                                   B] Certificates and the
                                                   remaining $[ ] (the "Initial
                                                   [Class B] Collateral Amount")
                                                   will be for the exclusive
                                                   benefit of the [Class B]
                                                   Certificates.] The Cash
                                                   Collateral Account will serve
                                                   as [additional] Credit
                                                   Enhancement with respect the
                                                   Series 199[ ]-[ ]
                                                   Certificates.]

                                                   [On each Distribution Date,
                                                   the Available Shared
                                                   Collateral Amount will be
                                                   applied to fund the following
                                                   amounts in the following
                                                   priority: [(a)] with respect
                                                   the [Class A] Certificates,
                                                   the excess, if any, of the
                                                   [Class A] Required Amount
                                                   with respect to such
                                                   Distribution Date over the
                                                   amount of Excess Spread and
                                                   Excess Finance Charges
                                                   allocated to the Series
                                                   199[ ]-[ ] and available to
                                                   fund such [Class A] Required
                                                   amount [and (b) with respect
                                                   to the [Class B]
                                                   Certificates, the excess, if
                                                   any, of the [Class B]
                                                   Required Amount with respect
                                                   to the related Monthly Period
                                                   over the amount of Excess
                                                   Spread and Excess Finance
                                                   Charges allocated to Series
                                                   199[ ]-[ ] and available to
                                                   fund such [Class B] Required
                                                   Amount].]

                                                   [On each Distribution Date,
                                                   Excess Spread and Excess
                                                   Finance Charges available to
                                                   Series 199[ ]-[ ] will be
                                                   applied to increase the
                                                   amount on deposit in the Cash
                                                   Collateral Account (to the
                                                   extent such amount is less
                                                   than the Required Cash
                                                   Collateral Amount). In
                                                   addition, if on any
                                                   Distribution Date the amount
                                                   on deposit in the Cash
                                                   Collateral Account exceeds
                                                   the Required Cash Collateral
                                                   Amount such excess will be
                                                   withdrawn and paid to the
                                                   Cash Collateral Depositor for
                                                   application in accordance
                                                   with the [Collateral Loan]
                                                   Agreement.]

                                                   [On the first Special Payment
                                                   Date following an Pay Out
                                                   Event, the Available Shared
                                                   Collateral Amount (after
                                                   giving effect to other
                                                   withdrawals from the Cash
                                                   Collateral Account on such
                                                   Distribution Date) will be
                                                   applied to pay principal of
                                                   the [[Class A]] Certificates
                                                   [and the remainder of the
                                                   Available Cash Collateral
                                                   Amount will be applied to pay
                                                   principal of the [Class B]
                                                   Certificates]. Following such
                                                   withdrawals from the Cash
                                                   Collateral Account on such
                                                   Special Payment Date, the
                                                   Cash Collateral Account will
                                                   be terminated and no further
                                                   deposits to, or withdrawals
                                                   from, the Cash Collateral
                                                   Account will be made for the
                                                   benefit of the Certificate
                                                   holders.]

                                                   [The Required Cash Collateral
                                                   Amount may be reduced without
                                                   the consent of the
                                                   Certificate holders, if the
                                                   [Seller] [Depositor] shall
                                                   have received written notice
                                                   from each Rating Agency that
                                                   such reduction will not have
                                                   a Ratings Effect and the
                                                   [Seller] [Depositor] shall
                                                   have delivered to the Trustee
                                                   a certificate of an
                                                   authorized officer to the
                                                   effect that, based on the
                                                   facts known to such officer
                                                   at such time, in the
                                                   reasonable belief of the
                                                   [Seller] [Depositor], such
                                                   reduction will not cause a
                                                   Pay Out Event
                                                   or an event that, after the
                                                   giving of notice or the lapse
                                                   of time, would constitute a
                                                   Pay Out Event, to occur with
                                                   respect to Series 199[ ]-
                                                   [  ].]

[Excess Finance Charges                              The Certificates will be
                                                   included in a group of Series
                                                   ("Group [ ____ ]") which
                                                   [have been and] will be
                                                   issued by the Trust from time
                                                   to time. Subject to certain
                                                   limitations, Excess Finance
                                                   Charges, if any, with respect
                                                   to a Series included in Group
                                                   [ ____ ] will be applied to
                                                   cover any shortfalls with
                                                   respect to amounts payable
                                                   from collections of Finance
                                                   Charge Receivables allocable
                                                   to any other Series in Group
                                                   [ ].]



[Shared Principal Collections                        Collections of Principal
                                                   Receivables and certain other
                                                   amounts otherwise allocable
                                                   to other Series, to the
                                                   extent such collections are
                                                   not needed to make payments
                                                   to or deposits for the
                                                   benefit of the
                                                   certificateholders of such
                                                   other Series, [will] [may] be
                                                   applied to cover principal
                                                   payments due to or for the
                                                   benefit of the holders of the
                                                   Certificates.]



Rapid Amortization Period;
  Principal Payments                                 During the period beginning
                                                   with the occurrence of any
                                                   Pay Out Event and ending on
                                                   the earlier of (i) the day
                                                   after the Payment Date on
                                                   which the Invested Amount has
                                                   been paid in full and (ii)
                                                   the Termination Date (the
                                                   "Rapid Amortization Period"),
                                                   collections of Principal
                                                   Receivables allocable to the
                                                   Invested Amount will no
                                                   longer be paid from the Trust
                                                   to the Collateral Interest
                                                   Holder or to Shared Series as
                                                   described above but instead
                                                   will be distributed on each
                                                   Payment Date to the
                                                   Certificateholders beginning
                                                   with the Payment Date
                                                   following the commencement of
                                                   the Rapid Amortization
                                                   Period.



[Minimum [Seller's] Percentage                       The Minimum [Seller's]
                                                   Percentage applicable to the
                                                   Certificates is [ %].]



Record Date                                          The last day of the month
                                                    preceding any Distribution
                                                    Date.

Optional Repurchase
                                                     The Invested Amount will be
                                                   subject to optional purchase
                                                   by the [Depositor] [Seller]
                                                   on any Distribution Date
                                                   after the Adjusted Invested
                                                   Amount is less than or equal
                                                   to [ ]% of the Initial
                                                   Invested Amount, unless
                                                   certain events as specified
                                                   in the Agreement have
                                                   occurred. The purchase price
                                                   on the Distribution Date on
                                                   which such purchase occurs
                                                   will be equal to the Adjusted
                                                   Invested

                                                  Amount plus accrued and
                                                  unpaid interest on the
                                                  Certificates as described
                                                  herein.



[Mandatory Prepayment                               The Certificates will be
                                                  prepaid, in part, pro rata on
                                                  the basis of their initial
                                                  principal amounts, on the
                                                  Distribution Date on or
                                                  immediately following the
                                                  last day of the Funding
                                                  Period in the event that any
                                                  amount remains on deposit in
                                                  the Pre-Funding Account after
                                                  giving effect to the purchase
                                                  of all Subsequent
                                                  Receivables, including any
                                                  such purchase on such date (a
                                                  "Mandatory Prepayment"). The
                                                  aggregate principal amount of
                                                  Certificates to be prepaid
                                                  will be an amount equal to
                                                  the Certificates' Pre-Funded
                                                  Percentage of the amount then
                                                  on deposit in the Pre-Funding
                                                  Account.]



[Pre-Funding Account                                During the period (the
                                                  "Funding Period") from and
                                                  including the Closing Date
                                                  until the earlier of (i) the
                                                  date on which (a) the amount
                                                  on deposit in the Pre-
                                                  Funding Account is less that
                                                  $[ ], (b) a Payout Event
                                                  occurs or (c) certain events
                                                  of insolvency occur with
                                                  respect to the [Depositor]
                                                  [or] [Seller] [or] [the
                                                  Servicer] or (ii) the close
                                                  of business on the [ ], 199[ ]
                                                  Payment Date, the Pre-Funded
                                                  Amount will be maintained as
                                                  an account in the name of the
                                                  Trustee (the "Pre-Funding
                                                  Account"). The Pre-Funded
                                                  Amount will initially equal
                                                  approximately $[ ], and during
                                                  the Funding Period, will be
                                                  reduced by the amount thereof
                                                  used to purchase Subsequent
                                                  Receivables in accordance
                                                  with the Agreement and the
                                                  amount thereof deposited in
                                                  the Reserve Account in
                                                  connection with the purchase
                                                  of such Subsequent
                                                  Receivables. The Depositor
                                                  expects that the Pre-Funded
                                                  Amount will be reduced to
                                                  less than $[ ] by the[ ],
                                                  199[ ] Distribution Date. Any
                                                  Pre-Funded Amount remaining
                                                  at the end of the Funding
                                                  Period will be payable to the
                                                  Certificateholders [pro rata]
                                                  in proportion to the
                                                  respective Pre-Funded
                                                  Percentage of each class of
                                                  the Certificates.]



                                                  The duration of the Funding
                                                  Period will in no event
                                                  exceed three months. The
                                                  Pre-Funding Amount will in no
                                                  event exceed 25% of the
                                                  aggregate principal amount of
                                                  the Certificates. In no event
                                                  will the Trust, as a result
                                                  of the Pre-Funding Account,
                                                  be required to register under
                                                  the Investment Company Act of
                                                  1940.

Final Payment of Principal and Interest;
  Termination of Trust                              The interest of the
                                                  Certificateholders in the
                                                  Trust will terminate
                                                  following the earlier of (i)
                                                  the day after the Payment
                                                  Date on which the Invested
                                                  Amount is paid in full and
                                                  (ii) [ ], (the "Expected
                                                  Termination Date"). All
                                                   principal and interest will
                                                   be due and payable no later
                                                   than the Expected]
                                                   Termination Date.



Trustee                                              [Insert information
                                                   regarding Trustee.]

Tax Considerations                                   In the opinion of
                                                   _____________ ("Federal Tax
                                                   Counsel"), although no
                                                   transaction closely
                                                   comparable to that
                                                   contemplated herein has been
                                                   the subject of any Treasury
                                                   regulation, revenue ruling or
                                                   judicial decision, based upon
                                                   its analysis of the factors
                                                   discussed below, the Seller
                                                   is properly treated as the
                                                   owner of the Receivables for
                                                   federal income tax purposes
                                                   and accordingly, the
                                                   Certificates, when issued,
                                                   will be properly
                                                   characterized for federal
                                                   income tax purposes as
                                                   indebtedness of the Seller
                                                   that is secured by the
                                                   Receivables. The Seller, by
                                                   entering into the Agreement,
                                                   each Certificateholder, by
                                                   the acceptance of a
                                                   Certificate, and each
                                                   Certificate Owner, by virtue
                                                   of accepting a beneficial
                                                   interest in a Certificate,
                                                   will agree to treat the
                                                   Certificates (or the
                                                   beneficial interests therein)
                                                   as indebtedness of the Seller
                                                   secured by the Receivables
                                                   for federal, state and local
                                                   income and franchise tax
                                                   purposes and for the purposes
                                                   of any other tax imposed on
                                                   or measured by income. See
                                                   "Certain Federal Income Tax
                                                   Consequences" in the
                                                   Prospectus for additional
                                                   information concerning the
                                                   application of federal income
                                                   tax laws to the Trust.



ERISA Considerations                               Under the regulations issued
                                                   by the Department of Labor,
                                                   the Trust's assets would not
                                                   be deemed "plan assets" of
                                                   any employee benefit plan
                                                   holding interests in the
                                                   Certificates if certain
                                                   conditions are met, such that
                                                   the Certificates would
                                                   constitute "publicly-offered
                                                   securities," including that
                                                   interests in the Certificates
                                                   be held by at least 100
                                                   persons independent of the
                                                   Depositor and each other upon
                                                   completion of the public
                                                   offering being made hereby.
                                                   [The Underwriters expect,
                                                   although no assurance can be
                                                   given, that interests in the
                                                   Certificates will be held by
                                                   at least 100 such persons,
                                                   and it is anticipated that
                                                   the other conditions of the
                                                   "publicly-offered security"
                                                   exception contained in the
                                                   regulations will be met.] If
                                                   the Trust's assets were
                                                   deemed to be "plan assets" of
                                                   such a plan, there is
                                                   uncertainty as to whether
                                                   existing exemptions from the
                                                   "prohibited transaction"
                                                   rules of the Employee
                                                   Retirement Income Security
                                                   Act of 1974, as amended
                                                   ("ERISA") would apply to all
                                                   transactions involving the
                                                   Trust's assets.
                                                   [Accordingly,] [Fiduciaries
                                                   of] any employee benefit plan
                                                   [subject to ERISA or the
                                                   Internal Revenue Code of
                                                   1986, as amended (the
                                                   "Code")] contemplating
                                                   purchasing interests in
                                                   Certificates should
                                                   consult their counsel before
                                                   making a purchase. See "ERISA
                                                   Considerations" in the
                                                   Prospectus.




Certificate Rating                                   It is a condition to the
                                                   issuance of the [Class A]
                                                   Certificates that they be
                                                   rated [in the highest rating
                                                   category] by a Rating Agency,
                                                   as defined herein. [It is a
                                                   condition to issuance of the
                                                   [Class B] Certificates that
                                                   they be rated in [one of the
                                                   three highest rating
                                                   categories] by a Rating
                                                   Agency as defined herein.]
                                                   There is no assurance that
                                                   such rating will continue for
                                                   any period of time or that it
                                                   will not be revised or
                                                   withdrawn entirely by such
                                                   rating agency, if, in its
                                                   judgment, circumstances so
                                                   warrant. A revision or
                                                   withdrawal of such rating may
                                                   have an adverse effect on the
                                                   market price of the
                                                   Securities. A security rating
                                                   is not a recommendation to
                                                   buy, sell or hold securities.

                                                   RISK FACTORS

         In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

         [Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.]

         [The Receivables, the Pre-Funding Account and the Risk of Prepayment. On the Closing Date, the Depositor will transfer to the Trust the approximately $[ ] of Initial Receivables and the approximately $[ ] Pre-Funded Amount on deposit in the Pre-Funding Account. If the principal amount of eligible Receivables originated by [Seller] and acquired by the Depositor during the Funding Period is less than the Pre-Funded Amount, the Depositor will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of certain selection criteria.

         [To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of [a class of] the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.]

         [Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement at the time of its addition. However, Subsequent Receivables may have been originated by the Seller at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables" herein.]

         [Limited Rating of the Certificates. It is a condition to issuance of the [Class A] Certificates that they be rated in the highest rating category by one of Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") (each of S&P and Moody's being hereinafter referred to as a "Rating Agency"). [It is a condition to the issuance of the [Class B] Certificates that they be rated [in one of the three highest rating categories] by at least one Rating Agency.] The rating of the Certificates is based primarily on the value of the Receivables and the availability of the Enhancement as support for the Certificates. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency, as the case may be, if in its judgment circumstances so warrant.]

         [Limited Amounts of Credit Enhancement. Although Credit Enhancement with respect to the [Class A] Certificates will be provided by the Cash Collateral Account (up to the Required Shared Collateral Amount) [and, with respect to the [Class B] Certificates, will be provided by the Cash Collateral Account,] [and by the subordination in respect of certain payments of the Collateral Interest to the [Class A] Certificates [and the [Class B] Certificates]], the amount available thereunder is limited and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account has been reduced to zero,] [and the] Collateral Invested Amount has been reduced to zero], then the [Class A] Certificateholders [and [Class B] Certificateholders] will [each] bear directly the credit and other risks associated with their respective undivided interests in the Trust.]

         [Effect of Subordination of [Class B] Certificates; Delay and Possible Reduction of Principal Payments. The [Class B]Certificates are subordinated in right of payment of principal to the [Class A] Certificates. Payments of principal in respect of the [Class B] Certificates will not commence until after the final principal payment with respect to the [Class A] Certificates has been made as described herein. Moreover, the [Class B] Invested Amount may be reduced if the [Class A] Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ], [and] from amounts, if any, on deposit in the Cash Collateral Account, [and] from reductions in the [Collateral] Invested Amount, if any. To the extent the [Class B] Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the [Class B] Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the [Class B] Invested Amount is not reimbursed, the amount of principal and interest distributable to the [Class B] Certificateholders will be reduced. See "DESCRIPTION OF THE CERTIFICATES -- Allocation Percentages" and "-- Reallocation of Cash Flows; [Class B] Invested Amount" herein. If the [Class B] Invested Amount is reduced to zero, then the [Class A] Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.]

         [Effect of Discount Option and Risk of Delayed Rate of Collections of Finance Charge Receivables. Pursuant to the Agreement, the Depositor has the option to designate a fixed percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Depositor can make such a designation without notice to, or the consent of, the Certificateholders. The Depositor must provide [ ] days' prior written notice to [the Servicer,] [the Seller,] [the Trustee], [any provider of Enhancement] and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Depositor such designation would not cause a Series 199[ ]-[ ] Pay Out Event to occur or an event which with notice or the lapse of time or both would constitute a Series 199[ ]-[ ] Pay Out Event and (ii) each Rating Agency confirms in writing its then current rating on any outstanding Series.

         [Limitations on Exercise of Rights due to Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through [DTC] [CEDEL] [or] [Euroclear] and [its] [their respective] participating members.]

         [Geographical Concentration of Assets. Discuss impact on
Certificateholders of material concentration of trust assets in one or a few states, if applicable.]

         [Risks Attendant to Investments in Interest-only or Principal-only Certificates. [If Certificates are Interest-only or Principal-only certificates, discuss risks attendant thereto.]]

                             MATURITY CONSIDERATIONS

         The Agreement and the series supplement thereto (the "Series Supplement") provide that [Class A] Certificateholders will not receive payments of principal until the [first Distribution Date with respect to the Controlled Amortization Period, which is the [ ____ ] Distribution Date] [[Class A] Expected Final Payment Date,] unless a Pay Out Event shall occur. [Class A] Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the [Class A] Invested Amount has been paid in full or the Termination Date has occurred. [The [Class B] Certificateholders will not begin to receive payments of principal until the final principal payment on the [Class A] Certificates has been made.]

         [On each Distribution Date with respect to the [Class A] Accumulation Period, amounts equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount (the "Controlled Deposit Amount") and (c) the [Class A] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the [Class A] Invested Amount. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the [Class B] Accumulation Period, amounts equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account,
(b) the applicable Controlled Deposit Amount and (c) the [Class B] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the [Class B] Invested Amount.] See "DESCRIPTION OF THE CERTIFICATES -- Principal Payments" for a discussion of circumstances under which the commencement of the Accumulation Period may be delayed.]

         [On each Distribution Date during the Controlled Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal, until the Certificates have been paid in full, in an amount equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Distribution Amount, which is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount and (c) the Invested Amount.]

         [The [Depositor] [Seller] may, at or after the time at which the [Controlled Amortization Period] [Accumulation Period] commences for Series 199[_]-[_], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 199[ ]-[ ] to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 199[ ]-[ ]. No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof. Because the terms of the Certificates may vary from the terms of such other series, the Pay Out Events with respect to such other series may vary from the Pay Out Events with respect to Series 199[ ]-[ ] and may include Pay Out Events which are unrelated to the status of [the Seller,] [or] [the Servicer] [or] the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.]

         Should a Pay Out Event occur with respect to the Certificates and the Rapid Amortization Period commence, (a) [any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date, and] the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Rapid Amortization Period [or following the Expected Final Payment Date, as the case may be,] as described herein until the [Class A] Invested Amount [and [Class B] Invested Amount] [is] [are] paid in full or until the Termination Date occurs and (b) any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections. In addition, on the first Special Payment Date following the occurrence of an Pay Out Event, after giving effect to any payment of principal on such date, (a) an amount equal to the lesser of (i) the Available Shared Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the [Class A] Required Amount [and the [Class B] Required Amount]) and (ii) the unpaid principal amount of the [Class A] Certificates (less the Principal Funding Account Balance allocable to the [Class A] Certificates), will be withdrawn from the Cash Collateral Account and distributed to the [Class A] Certificateholders as a payment of principal of the [Class A] Certificates, and (b) an amount equal to the lesser of (i) the remainder of the Available Cash Collateral Amount and
(ii) the unpaid principal amount of the [Class B] Certificates [(less the Principal Funding Account Balance, if any, allocable to the [Class B] Certificates),] will be withdrawn from the Cash Collateral Account and distributed to the [Class B] Certificateholders as a payment of principal of the [Class B] Certificates.

         The ability of Certificateholders to receive payments of principal [on the applicable Expected Final Payment Date] [on each Distribution Date during the Controlled Amortization Period] depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. The Depositor cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. [The foregoing factors will affect both the Class A Certificates and the [Class B] Certificates.]

         There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during the Rapid Amortization Period [or the rate at which the Principal

Funding Account could be funded during the Accumulation Period,] [or the rate at which payments of principal will be made during the Controlled Amortization Period,] will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Identified Pool" table under "The Identified Pool" herein. [The Depositor may shorten the [Class A] Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the [Class A] Invested Amount on the [Class A] Expected Final Payment Date.]

         The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the [Class A] Certificates [and [Class B] Certificates, respectively,] could be significantly reduced.

         Due to the reasons set forth above, there can be no assurance [that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amount] [that payments of principal will be made in accordance with the applicable Controlled Amortization Amount] or that the actual number of months elapsed from the date of issuance of the [Class A] Certificates [and the [Class B] Certificates] to their respective final Distribution Dates will equal the expected number of months.

MASTER TRUST CONSIDERATIONS

         Impact of Additional Series. The Trust, as a master trust, may issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) the [Seller] [Depositor] shall have received written notice that such issue will not result in any Rating Agency's reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. There can be no assurance, however, that the terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder.

         Impact of Discount Option. Pursuant to the Agreement, the [Seller] [Depositor] has the option from time to time to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the [Seller] [Depositor] can make such a designation without notice to or the consent of Certificateholders. Thereafter, pursuant to the Agreement, the [Seller] [Depositor] may, without notice to or the consent of Certificateholders, reduce or eliminate the percentage of Receivables subject to such a designation. The [Seller] [Depositor] must provide 30 days prior written notice to the Servicer, the Trustee, any provider of Series Enhancement and each Rating Agency of any such designation or reduction of Principal Receivables to be treated as Finance Charge Receivables, and such designation or reduction will become effective only if (i) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such designation or reduction would not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the [Seller] [Depositor] shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect and (iii) in the case of a reduction or withdrawal, the [Seller] [Depositor] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the [Seller] [Depositor], such reduction or withdrawal shall not have adverse regulatory implications for the [Seller] [Depositor].

         Impact of Addition of Trust Assets. The [Seller] [Depositor] expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts previously included in the Trust because such Additional Accounts were originated at a different date or were part of a portfolio of accounts which were not part of the Seller's portfolio at the time Accounts were previously conveyed to the Trust or which were acquired from other institutions. Moreover, Additional Accounts may or may not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Accounts previously included in the Trust. In addition, such Additional Accounts may consist of accounts which have characteristics different from the characteristics of Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust, different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions, including that (a) the [Seller] [Depositor] shall have received written notice from each Rating Agency that such addition will not have a Ratings Effect and (b) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. Although the addition of Participations will require an amendment to the Pooling Agreement, no consent of Certificateholders will be required for any such amendment.


                               THE IDENTIFIED POOL

GENERAL

         The Receivables sold to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by the Seller, to approximately ____ domestic motor vehicle dealers. As of ___________, the principal balance of the Seller's outstanding Receivables in the was approximately $_______.

         As of _________, the average credit lines per dealer in the Seller's portfolio for new and used vehicles were $_______ and $______, respectively, and the average balance of principal receivables per dealer was $_______. As of ________, the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately _____%.

         The following table sets forth the percentages of dealer account balances by year of credit line origination for the Seller's portfolio as of
________.

         Portfolio Percentages by Year of Credit Line Origination


1997                1996                1995                1994           1993



         As of _______ __, _____, the weighted average spread over the Prime Rate charged to dealers in the was approximately _____%.

         As of _______ __, _____, approximately ____% of all dealers participating in the installment payment plan were remitting ____% of the Installment Balance following the sale of the related vehicle.

         Used Vehicles represented approximately __% of the aggregate principal amount of receivables in the Seller's portfolio as of _______ __, _____. As of _______ __, _____, Used Vehicles represented approximately__% of the aggregate principal amount of Receivables in the Trust.

         The following table provides the percentage of dealers in the Seller's portfolio that were subject to finance hold as of the dates indicated.

              Finance Hold Experience

                               As of                            As of
                             -----,                         December 31,
                             --------  ----------------------------------------
                              199_     1996   1995   1994   1993   1992
                              ----     ----   ----   ----   ----   ----   ----
Percentage of Dealers  ....

         The following table provides the number and percentage of dealers in Dealer Trouble Status in the Seller's portfolio as of the dates indicated.

                              Dealer Trouble Experience

                               As of                            As of
                             -----,                         December 31,
                             --------  ----------------------------------------
                              1997     1996   1995   1994   1993   1992   1991
                              ----     ----   ----   ----   ----   ----   ----
Number of Dealers  ........
Percentage of Dealers  ....

                                  THE ACCOUNTS

         As of _______ __, _____, with respect to the Accounts in the Trust:
(a)there were ____ Accounts and the outstanding principal balance was approximately $___billion; (b) the average credit lines per Dealer for new and used vehicles were approximately $___million and $___ million, respectively, and the average balance of Principal Receivables per Dealer was approximately $____ million; and (c) the aggregate total Receivables balance as a percentage of the aggregate total credit line was approximately ____%. Unless otherwise indicated, the statistics included in this paragraph, in the table below and under " -- Geographic Distribution" with respect to the Accounts and the Receivables in the Trust give effect to approximately $___ million of principal receivables balances with respect to certain Dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to certain limitations, are being voluntarily removed by the Seller (or the Servicer on its behalf) from the Trust. A portion of such principal receivables was created after such Dealers entered into such status or were designated by the Seller (or the Servicer on its behalf) for removal from the Trust and, as a result thereof, are owned by the Seller and not the Trust. Principal balances created prior to such Dealers entering into such status or being designated for removal from the Trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the Prospectus for a description of the manner in which an Account can be removed from the Trust.

         The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the Trust as of _______ __, _____.

            Portfolio Percentages by Year of Credit Line Origination



1997 1996 1995 1994 1993 1992 1991 1991
---- ---- ---- ---- ---- ---- ---- ----


         As of _______ __, _____, the weighted average spread over the Prime Rate charged to Dealers was approximately ___%.

Experience

         The following tables set forth the average outstanding principal balance and loss experience for each of the periods shown on the Seller's portfolio. Because the Eligible Accounts will be only a portion of the entire the Seller's portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Seller's portfolio.

                 Loss Experience for the Seller's portfolio

                             ---- Months
                                  Ended
                             ------,          Year Ended December 31,
                              ------------   ---------------------------------------
                              1997    1996   1996   1995   1994   1993   1992   1991
                              ----    ----   ----   ----   ----   ----   ----   ----

                                              (Dollars in millions)
Average Principal
  Receivables Balance(1)
Net Losses (Recoveries)(2)
Net Losses (Recoveries)/
   Liquidations
Net Losses (Recoveries)/
  Average Principal
  Receivables Balance(3)  .


(1) Average Principal Receivables Balance is the average of the month-end principal balances for the thirteen months ending on the last day of the period.

(2) Net losses in any period are gross losses less recoveries for such period.

(3) Percentages are expressed on an annualized basis.

Aging Experience

         The following table provides the age distribution of vehicle inventory for all dealers in the Seller's portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire the Seller's portfolio, actual age distribution with respect to the Eligible Accounts may be different.


                 Age Distribution for the Seller's portfolio

                               As of                            As of
                             -----,                         December 31,
                             --------------  ---------------------------------------
                              1997    1996   1996   1995   1994   1993   1992   1991
                              ----    ----   ----   ----   ----   ----   ----   ----

1-120  ....................
121-180  ..................
181-270  ..................
Over 270  .................



Geographic Distribution

         The following table provides the geographic distribution of the vehicle inventory for all dealers in the Trust on the basis of receivables outstanding and the number of dealers generating such portfolio.

                Geographic Distribution of Accounts in the Trust
                         As of ---------- , ----------

                       Receivables       Percentage        Number              Percentage of Total
                       Outstanding(2)    Receivables       of Dealers(2)(4)    of Number of
                                         Outstanding                           Dealers(3)(4)

--------- ............  $

--------- ............

--------- ............

Other(1)  ............ ----------        ----------         ------------        -------------

Total     ............  $
                       ==========        ==========         ============        =============

(1) No other state includes more than 5% of the outstanding Receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.

(4) May not add to 100.0% due to rounding.



                                 USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be paid to the Depositor. The Depositor will use such proceeds to pay the Seller the purchase price of the Receivables [and the Seller will use such proceeds for general corporate purposes].

                                   THE SELLER

[Insert description of the Seller.]

                                 [THE SERVICER]

[Insert description of the Servicer, if different from the Seller.]

                                  THE DEPOSITOR

         The Depositor is a special-purpose Delaware corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

         The Depositor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement and the Series Supplement. The following summary describes the material terms of the Certificates, the Agreement and the Series Supplement. The summaries do not purport to be complete descriptions of all of the terms of the Certificates, the Agreement and the Series Supplement and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Certificates, the Agreement and the Series Supplement. Reference should be made to the Prospectus for additional information concerning the Certificates, the Agreement and the Series Supplement.

Interest Payments

         Interest on the [Class A] Certificates [and the [Class B] Certificates] will accrue from the [Issuance Date] [Closing Date] on the [Class A] Invested Amount [and [Class B] Invested Amount, respectively,] at the [Class A] Certificate Rate [and [Class B] Certificate Rate, respectively]. Interest will be distributed on [ _____ ] [and on the [ ____ ] day of each Interest Period] [and on each Interest Payment Date thereafter] (or if any such day is not a business day, the next succeeding business day), commencing on the [ ____ ], 19[ ] Distribution Date, to Certificateholders in whose names the

Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date (or in the case of the first Interest Payment Date, from and including the [Issuance Date] [Closing Date]) to but excluding such Interest Payment Date or Special Payment Date.

         Interest payments or deposits with respect to the [Class A] Certificates for each Distribution Date will be calculated on the [Class A] Invested Amount as of the preceding Record Date (or in the case of the initial Distribution Date, on the initial [Class A] Invested Amount) based upon the [Class A] Certificate Rate. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date (or in the case of the initial Distribution Date the Closing Date) to but excluding such Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, [Class A] Monthly Interest and [Class A] Monthly Interest previously due but not deposited in the Interest Funding Account (as defined below) or distributed in respect of [Class A] Certificates will be (i) paid to [Class A] Certificateholders from [Class A] Available Funds if such Distribution Date is an Interest Payment Date or Special Payment Date, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Certificateholders (the "Interest Funding Account"), if such Distribution Date is not an Interest Payment Date or Special Payment Date. To the extent [Class A] Available Funds allocated to the [Class A] Certificateholders' Interest for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series
199[ ]-[ ], amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables will be used to make such payments.

         "[Class A] Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the [Class A] Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement and the Series Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) [if such Monthly Period relates to a Distribution Date that occurs prior to the [Class B] Principal Commencement Date,] the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and] (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in [Class A] Available Funds pursuant to the Series Supplement with respect to such Distribution Date; [and (iv) Excess Spread, if any, for such Monthly Period].

         [Interest payments on the [Class B] Certificates for each Payment Date will be calculated on the [Class B] Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial [Class B] Invested Amount) based upon the [Class B] Certificate Rate. Interest will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date (or in the case of the initial Distribution Date the Closing Date) to but excluding such Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, [Class B] Monthly Interest and [Class B] Monthly Interest previously due but not distributed to [Class B] Certificateholders will be paid from [Class B] Available Funds for such Distribution Date and, if necessary, from Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and amounts, if any, on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount.

         ["[Class B] Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the [Class B] Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs on or after the [Class B] Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in [Class B] Available Funds pursuant to the Series Supplement with respect to such Distribution Date; [and
(iv) Excess Spread, if any, for such Monthly Period].]

Principal Payments

         During the Revolving Period (which begins on the Cut-Off Date and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Rapid Amortization Period), no principal payments will be made to Certificateholders.

         [On each Distribution Date during the Revolving Period, unless a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Indebtedness Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Required Amount, be paid to the Seller to purchase additional Receivables in order to maintain the Invested Amount, and if necessary, be treated as Shared Principal Collections. If a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Collateral Indebtedness Amount will be applied in accordance with the Collateral Agreement to reduce the Collateral Indebtedness Amount to the Required Collateral Amount.]

         [During the Accumulation Period (on or prior to the respective Expected Final Payment Dates), principal will be deposited in the Principal Funding Account as described below and on the [Class A] Expected Final Payment Date will be distributed to [Class A] Certificateholders up to the [Class A] Invested Amount [and then to [Class B] Certificateholders on the [Class B] Expected Final Payment Date up to the [Class B] Invested Amount]. During any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid [first] to the [Class A] Certificateholders until the [Class A] Invested Amount has been paid in full [,and then to the [Class B] Certificateholders until the [Class B] Invested Amount has been paid in full].]

         [During the Controlled Amortization Period, which is scheduled to begin on [ ], 199[ ], and during any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date, principal will be paid to the Certificateholders on each Distribution Date until the Invested Amount has been paid in full.]

         [On each Distribution Date during the Controlled Amortization Period, unless an Rapid Amortization Period commences, the Certificateholders will be entitled to receive [for each related Monthly Period since the previous Interest Payment Date] the lesser of (a) collections of Principal Receivables received during each such Period allocated to the Series 199[ ]-[ ] Certificates [Shared Principal Collections allocated to Series 199[ ]-[ ]] [and] [Miscellaneous Payments allocated to Series 199[ ]-[ ]] [other amounts].]

         [On each Distribution Date with respect to the "[Class A] Accumulation Period", amounts equal to the least of (a) Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the [Class A] Adjusted Invested Amount, will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the [Class A] Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the [Class A] Certificateholders on the [Class A] Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the "[Class B] Accumulation Period", an amount equal to the least of (a) Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Monthly Period and (c) the [Class B] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the [Class B] Invested Amount. Amounts on deposit in the Principal Funding Account in respect of the [Class B] Certificates will be paid to the [Class B] Certificateholders on the [Class B] Expected Final Payment Date.]

         [If a Pay Out Event occurs with respect to Series 199[ ]-[ ] during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid [first] to the [Class A] Certificateholders on the first Special Payment Date [and then, to the extent the Class A Invested Amount is paid in full, to the [Class B] Certificateholders]. If, on any Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Rapid Amortization Period will commence. [After payment in full of the Class A Invested Amount, the [Class B] Certificateholders will be entitled to receive an amount equal to the [Class B] Invested Amount.]

         "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to the [sum of (a) (i)] an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (minus the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the [Class A] Required Amount) [plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 199[ ]-[ ],] [plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 199[ ]-[ ],] [plus (d) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date].

         [The Accumulation Period is scheduled to commence at the close of business on [____]; however, the [Depositor] [Seller] may, upon notice to [the Trustee,] [the Seller,] [the Servicer,] [the Depositor,] [each Rating Agency] [and the Cash Collateral Holder] elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period. The Depositor may make such election only if the Accumulation Period Length (determined as described below) is less than [] [twelve months]. On each Determination Date until the Accumulation Period begins, the [Depositor] [Seller] [Servicer] will determine the "Accumulation Period Length", which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (i) the expected Monthly Period collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest Monthly Principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Accumulation Period. If the Accumulation Period Length is less than [ ] [twelve] months, the [Depositor] [Seller] may, at its option, postpone the commencement of the

Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The [Depositor] [Seller] may not postpone or further postpone the commencement date of the Accumulation Period after a Pay Out Event (as defined with respect to each other outstanding Series) shall have occurred and is continuing with respect to any other outstanding Series. The length of the Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that the Certificateholders would receive some of their principal later than if the Accumulation Period had not been delayed.]

         On each Distribution Date with respect to the Rapid Amortization Period until the [Class A] Invested Amount has been paid in full or the Termination Date occurs, the [Class A] Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the [Class A] Invested Amount. [After payment in full of the Class A Invested Amount, the [Class B] Certificateholders will be entitled to receive on each Distribution Date, Available Principal Collections until the earlier of the date on which the [Class B] Invested Amount is paid in full or the Termination Date.] In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on such date, principal payments will be made to the [Class A] Certificateholders [and the [Class B] Certificateholders] from amounts on deposit in the Cash Collateral Account.

         [On the Distribution Date following the Class A Expected Final Payment (the "[Class B] Principal Commencement Date"), unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the [Class B] Certificates to the extent that the [Class B] Initial Invested Amount minus the sum of the aggregate amount of principal payments previously distributed to [Class B] Certificateholders or deposited in the Principal Funding Account in respect of the [Class B] Certificates exceeds the [Class B] Invested Amount on the last day of the related Monthly Period (determined after giving effect to any change made to the [Class B] Invested Amount as a result of unreimbursed charge-offs on the following Distribution Date).]

         [During the Rapid Amortization Period, collections of Principal Receivables allocable to the Collateral Indebtedness will be deposited in the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account at its required level and be made available to cover shortfalls with respect to the Certificates. [In addition, on the first Special Payment Date following the occurrence of any Pay Out Event, after giving effect to any payment of principal on such date as described under "Application of Collections--Payments of Principal," principal payments will be made to the Certificateholders from amounts or deposit in the Cash Collateral Account as described under "Cash Collateral Account" below.]]

[Subordination of the [Class B] Certificates]

         [The [Class B] Certificateholders' Interest will be subordinated (other than with respect to the Initial [Class B] Collateral Amount) to the extent necessary to fund certain payments with respect to the Class A Certificates. Certain principal payments otherwise allocable to the [Class B] Certificateholders may be reallocated to the Class A Certificateholders and the [Class B] Invested Amount may be decreased. To the extent the [Class B] Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the [Class B] Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the [Class B] Invested Amount is not reimbursed, the amount of principal and interest distributable to the [Class B] Certificateholders will be reduced.]

Allocation Percentages

         Pursuant to the Agreement, the [Seller] [Servicer] will allocate among the Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest [and the Collateral Interest], all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Monthly Period.

         Collection of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 199[ ]-[ ] based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount as of the Issuance Date) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day. [Such amounts so allocated will be further allocated between the [Class A] Certificateholders and the [Class B] Certificateholders in accordance with the [Class A] Floating Percentage and the [Class B] Floating Percentage, respectively. The "[Class A] Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class A] Adjusted Investment Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Issuance
Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "[Class B] Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class B] Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).]

         Collections of Principal Receivables will be allocated to Series
199[ ]-[ ] based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period the Issuance Date) and (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that because the Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a Paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series 199[ ]-[ ], [the Depositor] [the Seller] [the Servicer] may, by written notice delivered to the [the

Trustee] [and] [the Seller] [and] [the Servicer], designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series and [the Depositor] [the Seller] [the Servicer] shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect, and [the Depositor] [the Seller] [the Servicer] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of [the Depositor] [the Seller] [the Servicer], such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ].

         [Such amounts so allocated to the Certificateholders will be further allocated between the [Class A] Certificateholders and the [Class B] Certificateholders based on the [Class A] Principal Percentage and the [Class B] Principal Percentage, respectively. The "[Class A] Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class A] Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the [Class A] Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day, (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the [Class A] Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "[Class B] Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the [Class B] Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the [Class B] Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the [Class B] Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.]

         As used herein, the following terms have the meanings indicated:

         "[Class A] Invested Amount" for any date means an amount equal to (i) the [Class A] Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the [Class A] Certificateholders on or prior to such date and minus (iii) the excess, if any, of the aggregate amount of [Class A] Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of [Class A] Investor Charge-Offs for all Distribution Dates prior to such date.

         ["[Class B] Invested Amount" for any date means an amount equal to (i) the Initial [Class B] Invested Amount, minus (ii) the aggregate amount of principal payments made to [Class B] Certificateholders on or prior to such date (other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the [Class B] Invested Amount), minus (iii) the excess, if any, of the aggregate amount of [Class B] Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of [Class B] Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the amount of Reallocated Principal Receivables for all prior Distribution Dates which have been used to fund the [Class A] Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal

Receivables that have resulted in a reduction of the Collateral Invested Amount), minus (v) an amount equal to the amount by which the [Class B] Invested Amount has been reduced to fund the [Class A] Default Amount on all prior Distribution Dates as described under "[Class A] Investor Charge-Offs" and plus
(vi) the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v).]

         "[Class A] Adjusted Invested Amount", for any date of determination, means an amount equal to the then current [Class A] Invested Amount, minus the funds on deposit in the Principal Funding Account of such date.

         ["[Class B] Adjusted Invested Amount", for any date of determination, means (a) if such date occurs prior to the [Class B] Principal Commencement Date, an amount equal to the [Class B] Invested Amount and (b) if such date occurs on or after the [Class B] Principal Commencement Date, an amount equal to the [Class B] Invested Amount minus the funds on deposit in the Principal Funding Account on such date.]

         ["Collateral Indebtedness Amount" means an amount equal to (a) the initial Collateral Indebtedness Amount, minus (b) the aggregate amount of deposits made to the Cash Collateral Account from Principal Collections, minus
(c) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for all prior Distribution Dates which have been used to fund the Required Amount, minus (d) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs", minus (e) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Defaulted Amount") with respect to any Distribution Date that is not funded out of Available Funds [and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose on such Distribution Date], and plus (f) the aggregate amount of Available Funds [and Excess Finance Charges] allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (c), (d) and (e) provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.]

         ["Collateral Invested Amount" means for any date, an amount equal to
(a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Certificates on the first Special Payment Date following an Pay Out Event, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date minus (c) the amount by which the Collateral Invested Amount has been reduced to fund the [Class A] Default Amount [and the [Class B] Default Amount] on all prior Distribution Dates as described below, minus (d) the amount by which the Collateral Invested Amount has been reduced by Reallocated Principal Receivables applied to reimburse the Required Amount and plus (e) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d). In the absence of the occurrence of a Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Collateral Invested Amount will be zero.]

         ["Invested Amount", for any date, means an amount equal to the sum of the [Class A] Invested Amount and the [Class B] Invested Amount] [and the Collateral Invested Amount].]

[Principal Funding Account]

         [The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Account held for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 199[ ]- [ ], [Miscellaneous Payments allocated to Series 199[ ]-[ ]] and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account.

         [Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of [the Seller] [the Servicer] [the Depositor] in Eligible Investments. On each Distribution Date with respect to the Accumulation Period [(on or prior to the [Class B] Expected Final Payment Date)] the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of [Class A] Available Funds, [prior to the [Class B] Principal Commencement Date and, thereafter, [Class B] Available Funds]. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from [Class A] Available Funds [or [Class B] Available Funds, as the case may be] (including a withdrawal from the Reserve Account, if necessary) [or a withdrawal from the Cash Collateral Account] [other sources]. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

         The "Covered Amount" shall mean [(a)] for any Distribution Date with respect to the [Class A] Accumulation Period or the first Special Payment Date, [if such Special Payment Date occurs prior to the [Class B] Principal Commencement Date,] an amount equal to one [twelfth] [quarter] [half] of the product of (i) the [Class A] Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date [and (b) for any Distribution Date with respect to the [Class B] Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs on or after the [Class B] Principal Commencement Date, an amount equal to one [twelfth] [quarter] [half] of the product of (i) the [Class B] Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].

[Reserve Account]

         The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the [Servicer's] [Seller's] [Depositor's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[_]-[_] (to the extent described below under "Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). [In addition, on each Distribution Date, the [Seller] [Depositor] will have the option, but will not be required, to make a deposit in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount).]

         [The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period which commences the [Class A] Accumulation Period or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of [ %] of the [Class A] Invested Amount as of the preceding Distribution Date and the Reserve Account Factor as of such Distribution Date, or such lower amount approved by each Rating Agency. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to, or at the direction of, [the Seller] [the Depositor]. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period (as such may have been postponed at the option of the [Seller] [Depositor] [Servicer]) as of such Distribution Date and the denominator of which is [ ____ ].]

         [Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the [Seller] [Servicer] [Depositor] in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.]

         [On or before each Distribution Date with respect to the Accumulation Period (on or prior to the [Class A] Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in [Class A] Available Funds, [prior to the [Class B] Principal Commencement Date, and, thereafter, in [Class B] Available Funds,] in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.]

         [The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 199[ ]- [ ] or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the [[Class B]] Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to, or at the direction of, the Depositor. Any amounts withdrawn from the Reserve Account and distributed to, or at the direction of, the Depositor as described above will not be available for distribution to the Certificateholders.]

Reallocation of Cash Flows; [Class B] Invested Amount

         With respect to each Distribution Date, on each Determination Date, the Servicer will determine the "[Class A] Required Amount," which will be equal to the amount, if any, by which (a) the sum of (i) [Class A] [Monthly] [Quarterly] [Semi-Annual] Interest for such Distribution Date, (ii) any [Class A] [Monthly] [Quarterly] [Semi-Annual] Interest previously due but not paid to [Class A] Certificateholders on a prior Distribution Date, (iii) any [Class A] additional Interest, (iv) the [Class A] Servicing Fee for such Distribution Date and any unpaid [Class A] Servicing Fee and (v) the [Class A] Default Amount, if any, for such Distribution Date, exceeds the [Class A] Available Funds. If the [Class A] Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose will be used to fund the [Class A] Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the [Class A] Required Amount, then amounts, if any, on deposit in the Cash Collateral Account available to pay amounts in respect of the [Class A] Certificates will then be used to fund the remaining [Class A] Required Amount. [If such Excess Spread and Excess Finance Charges and amounts available from the Cash Collateral Account are insufficient to fund the [Class A] Required Amount, then collections of Principal Receivables allocable to the [Class B] Certificates for the related Monthly Period will then be used to fund the remaining [Class A] Required Amount ("Reallocated Principal Receivables").] If Reallocated Principal Receivables with respect to the related Monthly Period (together with Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and amounts available from the Cash Collateral Account) are insufficient to fund the [Class A] Required Amount for such related Monthly Period, then the Collateral Invested Amount, if any, will be reduced by the amount of such excess (but not by more than the [Class A] Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the [Class A] Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the [Class B] Invested Amount to be a negative number, then the [Class B] Invested Amount will be reduced to zero, and the [Class A] Invested Amount will be reduced by the amount by which the [Class B] Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the [Class B] Invested Amount with respect to such Distribution Date as described above).] Any such reduction in the [Class A] Invested Amount will have the effect of slowing or reducing the return of principal and interest to the [Class A] Certificateholders. In such case, the [Class A] Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

         Reductions of the [Class A] [or [Class B]] Invested Amount shall thereafter be reimbursed and the [Class A] [or Class B] Invested Amount will be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "APPLICATION OF COLLECTIONS -- Excess Spread; Excess Finance Charges". When such reductions of the [Class A] and [Class B] Invested Amount have been fully reimbursed, reductions of the [Collateral] Invested Amount shall be reimbursed and the [Collateral] Invested Amount increased in a similar manner.

Application of Collections

         Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply the [Class A] Available Funds [and [Class B] Available Funds] (each as defined under "--Interest Payments" above) on deposit in the Collection Account in the following priority:

         (A) On each Distribution Date, an amount equal to the [Class A] Available Funds with respect to such Distribution Date will be distributed in the following priority:

                           (i) an amount equal to [Class A] Monthly Interest for
                  such Distribution Date, plus the amount of any [Class A] Monthly Interest previously due but not distributed to the [Class A] Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the [Class A] Certificateholders on a prior Distribution Date at a rate equal to the [Class A] Certificate Rate [plus [ %] per annum ("[Class A] Additional Interest"),] will be:

                                    [(x)] distributed to [Class A]
                           Certificateholders [if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to[Class A] Certificateholders on the next Interest Payment Date or Special Payment Date];

                           (ii) an amount equal to the [Class A] Servicing Fee
                  for such Distribution Date, plus the amount of any [Class A] Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

                           (iii) an amount equal to the [Class A] Default Amount
                  for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

                           (iv) the balance, if any, shall constitute Excess
                  Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

                  [(B) On each Distribution Date, an amount equal to the [Class B] Available Funds with respect to such Distribution Date will be distributed in the following priority:]

                           [(i) an amount equal to [Class B] Monthly Interest
                  for such Distribution Date, plus the amount of any [Class B] Monthly Interest previously due but not distributed to the [Class B] Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the [Class B] Certificateholders on a prior Distribution Date at a rate equal to the [Class B] Certificate Rate plus [ %] per annum ("[Class B] Additional Interest"), will be:]

                                    [(x)] distributed to [Class B]
                           Certificateholders [if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date or Special

                           Payment Date for distribution to [Class B]
                           Certificateholders on the next Interest Payment Date or Special Payment Date];]

                           [(ii) an amount equal to the [Class B] Servicing Fee
                  for such Distribution Date, plus the amount of any [Class B] Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and]

                           [(iii) the balance, if any, shall constitute Excess
                  Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.]

                  "[Class A] Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (ii) the [Class A] Certificate Rate and (iii) the [Class A] Invested Amount as of the preceding Record Date.

                  ["[Class B] Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (ii) the [Class B] Certificate Rate and (iii) the [Class B] Invested Amount as of the preceding Record Date.]

                  "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above [and clause (B)(iii) above,] [in the definition of [Class A] Monthly Interest [and [Class B] Monthly Interest]].

                  Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] with respect to the related Monthly Period to make the following distributions in the following priority to the extent funds are available:

                           [(a)] an amount equal to the [Class A] Required
                  Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) above in such order of priority;

                           [(b)] [an amount equal to the aggregate amount of
                  [Class A] Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;]

                           [(c)] [an amount equal to the [Class B] Required
                  Amount, if any, with respect to such Distribution Date will be used first (I) to fund any deficiency pursuant to clauses (B)
                  (i) and (ii) above under "--Payment of Interest, Fees and Other Items" in such order of priority, and (II) second to pay any [Class B] Default Amount with respect to such Distribution Date].

                           [(d)] [an amount equal to the aggregate by which the
                  [Class B] Invested Amount has been reduced pursuant to clauses
                  (iii), (iv) and (v) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;]

                           [(e)] [an amount equal to [the "Cash Collateral Fee"
                  (as described in the Loan Agreement (the "[Loan] Agreement") among the [Depositor] [Seller], the cash collateral depositor (the "Cash Collateral Depositor") and the Trustee) for such Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the [Loan] Agreement;]

                           [(f)] [an amount equal to the aggregate amount by
                  which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;]

                           [(g)] [an amount equal to the Monthly Servicing Fee
                  due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;]

                           [(h)] [an amount up to the excess, if any, of the
                  Required Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;]

                           [(i)] [on each Distribution Date from and after the
                  Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

                           [(j)] [an amount equal to the aggregate of any other
                  amounts then due to the Collateral Interest Holder pursuant to the [Loan] Agreement (to the extent such amounts are payable pursuant to the [Loan] Agreement out of Excess Spread and Excess Finance Charges) shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

                           [(k)] the balance, if any, will constitute a portion
                  of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group [ ] or to the [Seller] [Depositor] as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

                  Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

                           (i) on each Distribution Date with respect to the
                  Revolving Period, all such Available Principal Collections will be distributed [or deposited] in the following priority:

                                    [(a)] [an amount equal to the excess, if
                           any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and]

                                    [(b)] [the balance] [such Available
                           Principal Collections]will be treated as Shared Principal Collections and applied in accordance with the Agreement and the Series Supplement.]

                           (ii) on each Distribution Date with respect to the
                  [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, all such Available Principal Collections will be distributed [or deposited] in the following priority:

                                    [(a)] [an amount equal to [Class A] Monthly
                           Principal, up to the [Class A] Adjusted Invested Amount on such Distribution Date will be distributed to [Class A] Certificateholders [if such Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if such Distribution Date is not a Principal Distribution Date] (during the [Class A] Accumulation Period) or distributed to the [Class A] Certificateholders (during the Rapid Amortization Period)[; and]]

                                    [(b) for each Distribution Date after the
                           [Class A] Adjusted Invested Amount has been paid in full, an amount equal to [Class B]Monthly Principal, up to the [Class B] Adjusted Invested Amount on such Distribution Date, will be distributed to [Class B] Certificateholders [if such Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if such Distribution Date is not a Principal Distribution Date] (during the [Class B] Accumulation Period) or distributed to the Class B Certificateholders (during the Rapid Amortization Period);]

                           [(a)] [an amount equal to [Class A] Monthly
                  Principal, up to the [Class A] Adjusted Invested Amount on such Distribution Date will be deposited in the Principal Funding Account (during the[Class A] Accumulation Period) or distributed to the [Class A]Certificateholders (during the Rapid Amortization Period)[; and]]

                           [(b)] for each Distribution Date beginning on the
                  [Class B]Principal Commencement Date, an amount equal to [Class B] Monthly Principal for such Distribution Date, up to the [Class B] Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account (during the [Class B] Accumulation Period)or distributed to the [Class B] Certificateholders (during the Rapid Amortization Period)].

                           (c) for each Distribution Date with respect to the
                  Rapid Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal collections then on deposit in the Collection Account, to the extent of the Collateral Invested Amount, if any, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

                           (d) for each Distribution Date, after giving effect
                  to paragraphs (a), (b) and (c) above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Agreement.

                  "[Class A] Monthly Principal" with respect to any Distribution Date relating to the [Class A] [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class A] [Controlled Amortization Period] [Accumulation Period], [and on or prior to the [Class A] Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for such Distribution Date and
(iii) the [Class A] Adjusted Invested Amount on such Distribution Date.

                  ["[Class B] Monthly Principal" with respect to any Distribution Date relating to the [Class B] [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, after the [Class A] Certificates have been paid in full, will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to [Class A] Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the [Class B] [Controlled Amortization Period] [Accumulation Period], [and on or prior to the [Class B] Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for such Distribution Date and (iii) the [Class B] Adjusted Invested Amount on such Distribution Date.]

                  ["Controlled Accumulation Amount" means [(a)] for any Distribution Date with respect to the [Class A] Accumulation Period, $[ ____ ]; provided, however, that, if the commencement of the [Class A] Accumulation Period is delayed as described above under "--Principal Payments", the Accumulation Amount for each Distribution Date may be different for each Distribution Date with respect to the [Class A] Accumulation Period and will be determined by the [Seller] [Servicer] [Depositor] in accordance with the [Agreement] [and the Series Supplement] based on the principal payment rates for the Accounts and on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the [Class A] Accumulation Period[; and (b) for any Distribution Date with respect to the [Class B] Accumulation Period, an amount equal to [$ ____ ] [the [Class B] Invested Amount] as of the [Class B] Principal Commencement Date].]]

                  ["Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the [Class A] Accumulation Period [or the [Class B] Accumulation Period,] the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount [deposited in the Principal Funding Account on such Distribution Date] [distributed from the Collection Account as [Class A] Monthly Principal [or [Class B] Monthly Principal, as the case may be,] for such Distribution Date] and (b) on each subsequent Distribution Date with respect to the [Class A] Accumulation Period [or the [Class B] Accumulation Period,] the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount [deposited in the Principal Funding Account on such Distribution Date] [distributed from the Collection Account as [Class A] Monthly Principal [or [Class B] Monthly Principal, as the case may be,] for such subsequent Distribution Date].]]

                  ["Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.]

[Cash Collateral Account]

                  [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders [and the Collateral Interest Holder], as their interests appear in the Series Supplement, and in the case of the Collateral Interest Holder, in the [Loan] Agreement (which interest, in the case of the Collateral Interest Holder, will be subordinated to the interests of the Certificateholders as provided in the Series Supplement). The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments that mature on or before the business day immediately preceding the next Distribution Date. [On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.]]

                  [The Cash Collateral Account will be funded on the Issuance Date in the Initial Cash Collateral Amount which amount will include the proceeds of an advance to be made by one or more lenders to be selected by the [Depositor] (such lender or lenders, the "Collateral Interest Holders"). Such advance will be repaid pursuant to the [Loan] Agreement. The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Certificates are paid in full, (b) the date on which the entire Available Cash Collateral Amount is distributed to the Certificateholders as a result of the occurrence of any Pay Out Event, (c) the Termination Date and (d) the termination of the Trust pursuant to the Agreement.]

                  [On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to, or withdrawal from, the Cash Collateral Account on such Distribution Date) or the Required Cash Collateral Amount.]

                  [The "Required Cash Collateral Amount" means, with respect to any Distribution Date, the lesser of the (a) [the sum of] [the Required Shared Collateral Amount] [and] [the Initial [Class B] Collateral Amount] as of such Distribution Date and (b) the adjusted Invested Amount as of such Distribution Date.]

                  [The "Required Shared Collateral Amount" means, with respect to any Distribution Date, the product of (a) the Adjusted Invested Amount as of such Distribution Date after taking into account distributions made on such date and (b) [ ]% or such higher percentage as is specified by each Rating Agency; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account to fund the [Class A] Required Amount [or the [Class B] Required Amount,] or a Pay Out Event occurs with respect to Series 199[ ]-[ ], then the Required Shared Collateral Amount for any Distribution Date shall equal the Required Shared Collateral Amount on the Distribution Date immediately preceding such withdrawal or Pay Out Event and (ii) notwithstanding the foregoing, the Required Shared Collateral Amount with respect to any Distribution Date will not be less than $[ ].]

                  [The Required Shared Collateral Amount [and the Initial [Class B] Collateral Amount] may be reduced without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect and the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Depositor] [Seller], such reduction will not cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ].]

                  [On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available Shared Collateral Amount, to fund the following amounts in the following priority:]

                           [(a)] the excess, if any, of the [Class A] Required
                  Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199[_]-[_] and available to fund such [Class A] Required Amount will be used first to fund any deficiency in current [Class A] Monthly Interest, overdue [Class A] Monthly Interest and any current or overdue [Class A] Additional Interest, second to fund any deficiency in the [Class A] Servicing Fee and any overdue [Class A] Servicing Fee and third to pay the [Class A] Default Amount, if any, for such Distribution Date[; and]

                           [(b) the excess, if any, of the [Class B] Required
                  Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available to fund such [Class B] Required Amount will be used first to fund any deficiency in current [Class B] Monthly Interest, overdue [Class B] Monthly Interest and any current or overdue [Class B] Additional Interest, second to fund any deficiency in the [Class B] Servicing Fee and any overdue [Class B] Servicing Fee, and third to pay the [Class B] Default Amount, if any, for such Distribution Date.]

                  On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of (a) the Required Shared Collateral Amount and
(b) the excess, if any, of the amount on deposit in the Cash Collateral Account for such Distribution Date over the Initial [Class B] Collateral Amount.

                  On the first Special Payment Date following a Pay Out Event described in clause (e) under "--Pay Out Events" after giving effect to any payment of principal on such date described under "--Application of Collections -- Payments of Principal", the Available Shared Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date to fund the Required Amount) will be applied to pay principal of the [Class A] Certificates [and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the [Class B] Certificates].

                  [On each Distribution Date commencing with the [Class B] Principal Commencement Date, unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the excess, if any, of the [Class B] Initial Invested Amount (minus the sum of the aggregate amount of principal payments previously deposited to the Principal Funding Account or distributed in respect of the [Class B] Certificates) over the [Class B] Invested Amount on the last day of the related Monthly Period (determined after giving effect to any changes to be made in the [Class B] Invested Amount pursuant to clauses (iii),
(iv), (v) or (vi) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" on the following Distribution Date).]

                  [In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Certificateholders' Interest by the [Depositor] [Seller] Servicer], a sale of a portion of the Receivables in connection with the Termination Date, a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a Servicer Default or a reassignment of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the [Seller] [Depositor] [Servicer] of certain representations and warranties, any Available Cash Collateral Amount on the related Distribution Date (after giving effect to all other withdrawals from the Cash Collateral Account on such Distribution Date as described above) will be withdrawn from the Cash Collateral Account and the proceeds thereof will be distributed to [Class B] Certificateholders to the extent of all previous reductions of the [Class B] Invested Amount [pursuant to clauses (iii), (iv) or (v) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" above.]

                  On each Distribution Date, the [Seller] [Servicer] or the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] (to the extent described above under "--Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.

Defaulted Receivables Charge-Offs

                  On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. [A portion of the Investor Default Amount will be allocated to the [Class A] Certificateholders (the "[Class A] Default Amount") on each Distribution Date in an amount equal to the product of the [Class A] Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the [Class B] Certificateholders (the "[Class B] Default Amount") in an amount equal to the product of the [Class B] Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the [Class A] Default Amount for each Monthly Period will be paid from [Class A] Available Funds, Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] or from amounts available under the Cash Collateral Account and Reallocated Principal Receivables and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows; [Class B] Invested Amount". An amount equal to the [Class B] Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 199[_]-[_] or from amounts, if any, available under the Cash Collateral Account and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items".]

                  On each Distribution Date, if the [Class A] Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199[ ]-[ ], then amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables, the Collateral Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the [Class A] Default Amount for such Distribution Date.

[In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the [Class B] Invested Amount to be a negative number, the [Class B] Invested Amount will be reduced to zero, and the [Class A] Invested Amount will be reduced by the amount by which the [Class B] Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the [Class B] Invested Amount with respect to such Distribution Date as described above (a "[Class A] Charge-Off"), which will have the effect of slowing or reducing the return of principal to the [Class A] Certificateholders.] If the [Class A] Invested Amount has been reduced by the amount of any [Class A] Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate [Class A] Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose.

                  [On each Distribution Date, if the [Class B] Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199[ ]-[ ] and not required to pay the [Class A] Required Amount and amounts, if any, on deposit in the Cash Collateral Account which are allocated and available to fund such amount, then the Collateral Invested Amount, if any, will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class B] Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "[Class B] Charge-Off").]

                  [If on any Distribution Date Reallocated Principal Receivables for such Distribution Date are applied to fund the Required Amount, the Collateral Invested Amount, if any, will be reduced by the amount of such Reallocated Principal Receivables. In the event such reductions would cause the Collateral Investment Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.]

                  [The [Class B] Invested Amount will thereafter be reimbursed (but not in excess of the aggregate unreimbursed [Class B] Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose.]

                  [Any such reductions of the Collateral Invested Amount shall thereafter be reimbursed and the Collateral Invested Amount increased (but not by any amount in excess of the aggregate reductions of the Collateral Invested Amount) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose as described under "--Application of Collections -- Payment of Interest, Fees and Other Items".]

Issuance of Additional Certificates

                  The Series Supplement provides that from time to time during the Revolving Period, the [Depositor] [Seller] may, subject to certain conditions described below, cause the Trustee to issue

Additional Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates [of each class] will be identical in all respects to the other outstanding Certificates [of that class] and will be equally and ratably entitled to the benefits of the Agreement and the Series Supplement without preference, priority or distinction.

                  In connection with each Additional Issuance, the outstanding principal amounts of the [Class A] Certificates [and the [Class B] Certificates] and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Required Cash Collateral Amount or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

                  Following an Additional Issuance, the [Controlled Amortization Amount] [Controlled Accumulation Amounts] of each Class will be increased proportionately to reflect the principal amount of Additional Certificates.

                  Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Certificates are to be issued, the [Depositor] [Seller] shall have given the Trustee, [the Seller,] [the Servicer,] each Rating Agency and any provider of Credit Enhancement written notice of such issuance and the date upon which it is to occur, (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance, (c) the [Depositor] [Seller] shall have delivered to the Trustee an amended Series Supplement, executed by each of the parties to such agreement; (d) the [Depositor] [Seller] shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect; (e) the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Depositor] [Seller], such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ]; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 199[ ]-[ ], together with any additional Credit Enhancement, shall not be less than the amount required so that the additional issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Certificates shall have been paid, and there shall not be any unreimbursed [Class A] Charge-Offs [or [Class B] Charge-Offs]; (h) the excess of the principal amount of the Additional Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the [Seller's] remaining interest in Principal Receivables shall not be less than [ %] of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; (j) the [Depositor] [Seller] shall have delivered to the Trustee, each Rating Agency and any provider of Credit Enhancement, a Tax Opinion with respect to the Additional Issuance; (k) the [Depositor] [Seller] shall have obtained additional Credit Enhancement for the benefit of the holders of Certificates, provided that the ratio of the sum of the Required Cash Collateral Amount and the amount of such Credit Enhancement to the Invested Amount (after giving effect to such Additional Issuance) shall be greater than or equal to the ratio of the Required Cash Collateral Amount to the Invested Amount (before giving effect to such Additional Issuance); (l) the [Depositor] [Seller] shall have delivered to each Rating Agency (i) an opinion of counsel to the effect that such Additional Issuance will not violate applicable Federal Securities laws and (ii) such other documents as the Rating Agencies may request; and (m) the ratio of the [Controlled Amortization Amount] [Controlled Accumulation Amount] (after giving effect to such

Additional Issuance) to the Invested Amount (after giving effect to such Additional Issuance) shall be equal to the ratio of the [Controlled Amortization Amount] [Controlled Accumulated Amount] (before giving effect to such Additional Issuance) to the Invested Amount (before giving effect to such Additional Issuance).

                  There are no restrictions on the time or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the [Class A] Invested Amount [and the [Class B] Invested Amount] will be increased to reflect the initial principal balance of the Additional Certificates of the respective classes.

[Paired Series]

                  [The Series 199[ ]-[ ] Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Seller) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series, in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Seller) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series
199[ ]-[ ], assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series 199[ ]-[ ] Invested Amount paid to the Certificateholders. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by Certificateholders. See "Maturity Considerations" herein.

Required Principal Balance; Addition to Accounts

                  The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the initial invested amount (as defined in the relevant Supplement) of each Series outstanding on such date (other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account; and provided further that the Required Principal Balance may be reduced to a lesser amount without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect.

                  If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the [Depositor] [Seller] shall on or before the [ _____ ] [tenth] business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

                  The "Pay Out Events" with respect to the Certificates will include each of the events specified in the Prospectus and the following:

                           (a) failure on the part of the [Depositor] [Seller]
                  [Servicer] (i) to make any payment or deposit required by it under the Agreement or the Series Supplement within [five]
                  [ ____ ] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any of its other covenants or agreements set forth in the Agreement the Series Supplement, which failure has a material adverse effect on the Series 199[ ]-[ ] Certificateholders and which continues unremedied for a period of [60] [ ____ ] days (or for such longer period, not in excess of [150] [ ____ ] days, as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within [150] [ ____ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such failure) after the earlier to occur of the discovery thereof by the [Seller] [Servicer] [Depositor] or written notice;

                           (b) any representation or warranty made by [Seller]
                  [Servicer] [Depositor] in the Agreement or the Series Supplement or any information required to be given by the [Depositor] [Seller] [Servicer] to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [60] [ ____ ] days (or for such longer period, not in excess of [150] [ ____ ] days, as may be reasonably necessary to remedy such breach; provided that such misrepresentation is capable of remedy within [150] [ ____ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced or will promptly commence and diligently pursue, all reasonable efforts to remedy such misrepresentation) after the earlier to occur of discovery thereof by the [Seller] [Servicer] [Depositor] or written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the [Seller] [Servicer] [Depositor] has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

                           (c) a failure by the [Depositor] [Seller] to make an
                  Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Agreement or the Series Supplement;

                           (d) the occurrence of any Servicer Default with
                  respect to the Certificates;

                           (e) the average Portfolio Yield for any three
                  consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 199[ ]-[ ] for such Monthly Periods;

                           (f) the failure to pay in full the [Class A] Invested
                  Amount on the [Class A] Expected Final Payment Date[, or the [Class B] Invested Amount on the [Class B] Expected Final Payment Date]; and

                           (g) the [Depositor] [Seller] is unable for any reason
                  to transfer Receivables to the Trust in accordance with the Agreement or the Series Supplement.

                  Then, in the case of any event described in subparagraph (a),
(b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 199[ ]-[ ] by notice then given in writing to the [Seller] [Servicer] [Depositor] (and to the Trustee if given by the Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 199[ ]- [ ] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 199[ ]-[ ], without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

                  For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

                  "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of [Class A] Monthly Interest, [[Class B] Monthly Interest] and the Monthly Servicing Fee with respect to Series 199[ ]-[ ] for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

                  "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as Finance Charge Receivables in accordance with the Agreement) for such Monthly Period calculated on a billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus (c) the amount of funds withdrawn from the Reserve Account and which are required to be included as [Class A] Available Funds [or [Class B] Available Funds], in each case for the Distribution Date with respect to such Monthly Period minus (d) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

                  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the [Depositor] [Seller] [Servicer] allocated to the [Class A] Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the [Class A] Certificates, then the [Class A] Certificateholders will suffer a corresponding loss [and no such proceeds will be available to the [Class B] Certificateholders].

Servicing Compensation and Payment of Expenses

                  The share of the Servicing Fee allocable to Series 199[ ]-[ ] with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one twelfth of the product of (a) [ %] (the "Servicing Fee Rate") and
(b) the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date will be [$ ] [equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Issuance Date to but excluding the first Distribution Date calculated on the basis of the actual number of days in the period from the Issuance Date to such first Distribution Date and a 360-day year]. On each Distribution Date, but only if [Servicer Name] or the Trustee is the Servicer, Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer as payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which [Servicer Name] or the Trustee is the Servicer will be equal to the product of
(a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of Finance Charge Receivables allocated to the Trust with respect to such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one twelfth of the product of (i) the sum of the Invested Amount and the Collateral Investment Amount, if any, as of the last day of such Monthly Period and (ii) [ %]. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

                  [The share of the Monthly Servicing Fee allocable to the [Class A] Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Distribution Date (the "[Class A] Servicing Fee") shall be equal to one twelfth of the product of (a) the [Class A] Floating Percentage, (b) [ ____ %], or if [Servicer Name] or the Trustee is not the Servicer, [ %] (the "Net Servicing Fee Rate") and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the [Class A] Servicing Fee shall be equal to the [Class A] Certificateholders' share of the Monthly Servicing Fee for the period from the Issuance Date to but excluding the first Distribution Date. [The share of the Monthly Servicing Fee allocable to the [Class B] Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "[Class B] Servicing Fee") shall be equal to one twelfth of the product of (a) the [Class B] Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the [Class B] Servicing Fee shall be equal to the [Class B] Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date. The remainder of the Servicing Fee shall be paid by the [Depositor] [Seller] or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the [Depositor] [Seller] or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The [Class A] Servicing Fee [and the [Class B] Servicing Fee] shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof.]

Series Termination

                  If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount or the Collateral Invested Amount, if any (in each case after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the sum of the Invested Amount and the Collateral Invested Amount, if any, at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination
Date). The [Depositor] [Seller] (provided that the sum of the Invested Amount and the Collateral Invested Amount, if any, is less than or equal to [ ____ %] of the Initial Invested Amount), and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding. Upon the expiration of 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Certificateholders and the Collateral Interest Holder. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Certificateholders' Interest.

Reports

                  No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, [the Collateral Interest Holder] [the Cash Collateral Depositor] [the Depositor] the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period;
(b) the [Class A] Invested Amount [and] [the [Class B] Invested Amount] [and] [the Collateral Invested Amount] at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the [Controlled Amortization Period] [Accumulation Period] or Rapid Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to the Certificates; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest;
(e) the aggregate outstanding balance of Accounts which were 30, 60, and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest [and the Collateral Interest Holder]; (g) the amount, if any, of [Class A] Charge-Offs [and [Class B] Charge-Offs]; (h) the Monthly Servicing Fees; (i) the Portfolio Yield for such Monthly Period; (j) the amount to be withdrawn from the Cash Collateral Account, if any, to fund the [Class A] Required Amount [or the [Class B] Required Amount] for such Distribution Date; (k) the Available Cash Collateral Amount, the Available Shared Collateral Amount and the Required Cash Collateral with respect to Series 199[ ]-[ ] and (l) Reallocated Principal Receivables.

                              ERISA CONSIDERATIONS

                  [State whether the Notes may be classified as indebtedness without substantial equity features for ERISA purposes.]

                         LEGAL INVESTMENT CONSIDERATIONS

          The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

                                  UNDERWRITING

                  Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the [Class A] Certificates [and [Class B] Certificates] set forth opposite its name (the "Underwritten Certificates"):

                                                  Principal Amount                       Principal Amount
             Underwriter                      of [Class A] Certificates              of [Class B] Certificates

Credit Suisse First Boston
Corporation........................
[Other underwriter]................
Total..............................

                  The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Underwritten Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Underwritten Certificates offered hereby, if any are taken.

                  The Underwriters propose initially to offer the [Class A] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ____ ]% of the principal amount of the [Class A] Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ____ ]% of the principal amount of the [Class A] Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

                  [The Underwriters propose initially to offer the [Class B] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the [Class B] Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the [Class B] Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.]

                  The Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                  In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and its affiliates.

                  If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

                  Certain legal matters with respect to the Certificates will be passed upon by _____________, New York, New York.

                                     RATING

                  It is a condition to issuance that the [Class A] Certificates be rated [in the highest rating category] by a Rating Agency. [It is a condition to issuance that the Class B Certificates be rated [in one of the three highest rating categories by a Rating Agency.]

                  A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the CRB Securities. The rating takes into consideration the characteristics of the CRB Securities and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

                  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

[Class A] Accumulation Period.......................................    S-44
[Class A] Additional Interest.......................................    S-54
[Class A] Adjusted Invested Amount..................................    S-49
[Class A] Available Funds...........................................    S-42
[Class A] Certificate Rate..........................................     S-3
[Class A] Certificates..............................................  S-1, 5
[Class A] Charge-Off................................................    S-19
[Class A] Default Amount............................................    S-62
[Class A] Floating Percentage.......................................    S-47
[Class A] Initial Invested Amount...................................     S-5
[Class A] Invested Amount...........................................    S-48
[Class A] Investor Charge-Offs......................................    S-49
[Class A] Monthly Interest..........................................    S-55
[Class A] Monthly Principal.........................................    S-58
[Class A] Principal Percentage......................................    S-48
[Class A] Required Amount...........................................    S-52
[Class A] Servicing Fee.............................................    S-69
[Class B] Accumulation Period.......................................    S-44
[Class B] Additional Interest.......................................    S-54
[Class B] Adjusted Invested Amount..................................    S-49
[Class B] Available Funds...........................................    S-43
[Class B] Certificate Rate..........................................     S-3
[Class B] Certificates..............................................     S-5
[Class B] Charge-Off................................................    S-21
[Class B] Default Amount............................................    S-62
[Class B] Floating Percentage.......................................    S-47
[Class B] Initial Invested Amount...................................     S-5
[Class B] Invested Amount...........................................    S-48
[Class B] Monthly Interest..........................................    S-55
[Class B] Principal Commencement Date...............................    S-46
[Class B] Principal Percentage......................................    S-48
[Class B] Servicing Fee.............................................    S-69
Accounts............................................................     S-2
Accumulation Period.................................................    S-15
Additional Certificates.............................................    S-11
Adjusted Invested Amount............................................     S-9
Agreement...........................................................     S-1
Available Final Distribution Amount.................................    S-70
Available Principal Collections.....................................    S-45
Available Reserve Account Amount....................................    S-52
Available Shared Collateral Amount..................................    S-61
Base Rate...........................................................    S-68
Cash Collateral Account.............................................    S-22
Cash Collateral Depositor...........................................    S-56
Certificate Owners..................................................    S-13
Certificates........................................................     S-1
Closing Date........................................................    S-12

Code................................................................    S-28
Collateral Interest.................................................     S-8
Collateral Interest Holders.........................................    S-60
Collateral Invested Amount..........................................    S-49
Controlled Accumulation Amount......................................    S-58
Controlled Amortization Period......................................    S-16
Controlled Deposit Amount...........................................    S-32
Covered Amount......................................................    S-50
Credit Enhancement..................................................     S-8
Deficit Controlled Accumulation Amount..............................    S-59
Depositor...........................................................     S-1
Distribution Date...................................................     S-3
Excess Spread.......................................................    S-55
Expected Final Payment Date.........................................    S-17
Finance Charge Receivables..........................................    S-12
Floating Allocation Percentage......................................    S-47
Funding Period......................................................    S-25
Group [ ____ ]......................................................    S-24
Initial [Class B] Collateral Amount.................................    S-22
Initial Cash Collateral Amount......................................    S-22
Initial Cut-Off Date................................................    S-11
Initial Invested Amount.............................................     S-5
Initial Shared Collateral Amount....................................    S-22
Interest Funding Account............................................    S-42
Interest Period.....................................................     S-3
Invested Amount.....................................................    S-50
Investor Default Amount.............................................    S-62
Mandatory Prepayment................................................    S-25
Monthly Report......................................................    S-70
Monthly Servicing Fee...............................................    S-68
Paired Series.......................................................    S-65
Pay Out Events......................................................    S-66
Portfolio Yield.....................................................    S-68
Pre-Funding Account.................................................    S-26
Pre-Funding Amount..................................................    S-12
Principal Allocation Percentage.....................................    S-47
Principal Funding Account...........................................    S-16
Principal Funding Account Balance...................................    S-50
Principal Funding Investment Proceeds...............................    S-50
Principal Receivables...............................................    S-11
Rapid Amortization Period...........................................    S-24
Rating Agency.......................................................    S-30
Ratings Effect......................................................    S-34
Reallocated Principal Receivables...................................    S-53
Receivables.........................................................     S-2
Required Amount.....................................................    S-20
Required Cash Collateral Amount.....................................    S-60
Required Reserve Account Amount.....................................    S-51
Reserve Account.....................................................    S-51

Reserve Account Funding Date........................................    S-51
Revolving Period....................................................    S-15
Series Supplement...................................................    S-31
Servicer............................................................     S-1
Servicing Fee Rate..................................................    S-68
Special Payment Date................................................    S-31
Subsequent Cut-off Date.............................................    S-12
Subsequent Receivables..............................................    S-12
Subsequent Transfer Date............................................    S-13
Termination Date....................................................     S-3
Trust...............................................................     S-5
Trust Portfolio.....................................................    S-36
Trustee.............................................................     S-1
Underwriters........................................................    S-71
Underwriting Agreement..............................................    S-71

================================================================================
No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Credit Suisse First Boston Corporation. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                                TABLE OF CONTENTS
                                                                     Page
Prospectus Supplement.....................................
Summary...................................................
Risk Factors..............................................
Maturity Considerations...................................
The Identified Pool.......................................
The Receivables...........................................
Use of Proceeds...........................................
The Seller................................................
[The Servicer]............................................
The Depositor.............................................
Description of the Certificates...........................
ERISA Considerations......................................
Legal Investment Considerations...........................
Underwriting..............................................
Legal Matters.............................................
Rating....................................................
Index of Defined Terms....................................

                                   Prospectus
Prospectus Supplement.....................................
Reports to Securityholders................................
Available Information.....................................
Incorporation of Certain Documents
  by Reference............................................
Summary of Terms..........................................
Risk Factors..............................................
The Trusts................................................
Trust Assets..............................................
Series Enhancement........................................
Servicing of Receivables..................................
Description of the Notes..................................
Description of the Certificates...........................
Certain Information Regarding the Securities..............
Description of the Trust Agreements or
  Pooling and Servicing Agreements........................
Certain Legal Aspects of the Receivables..................
The Depositor.............................................
Use of Proceeds...........................................
Certain Federal Income Tax Consequences...................
Certain State and Local Tax Considerations................
ERISA Considerations......................................
Plan of Distribution......................................
Legal Matters.............................................
Index of Defined Terms....................................
Annex I...................................................


Until [_] days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                  $[_________]





                                DEALER FLOORPLAN
                               RECEIVABLES TRUSTS








                        $[_______] [__%] [Floating Rate]
                        [Adjustable Rate] [Variable Rate]
                      Asset Backed Certificates, [Class A]

                        $[_______] [__%] [Floating Rate]
                        [Adjustable Rate] [Variable Rate]
                      Asset Backed Certificates, [Class B]







                       ASSET BACKED SECURITIES CORPORATION
                                   (DEPOSITOR)







                              PROSPECTUS SUPPLEMENT
                                [_______], 199[_]



















                           CREDIT SUISSE FIRST BOSTON